Filed Pursuant to Rule 424(b)(2)
Registration 333-159085

CALCULATION OF REGISTRATION FEE

Title of each class of securities offered	Maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.01	$1,787,100,000(1)	$99,720.18(2)

(1)	Assuming exercise in full of the underwriter’s option to purchase additional shares.
(2)	The filing fee of $99,720.18 is calculated in accordance with Rule 457(r) of the Securities Act of 1933.

PROSPECTUS SUPPLEMENT

(To prospectus dated May 8, 2009)

56,000,000 Shares

Capital One Financial Corporation

Common Stock

We are offering 56,000,000 shares of common stock to be sold in this offering. We will receive all of the net proceeds from the sale of such common stock.

Our common stock is listed on the New York Stock Exchange under the symbol “COF.” The last reported sale price of our common stock on May 8, 2009 was $31.34 per share.

The common stock is not a deposit, savings account or other obligation of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

	Per Share	Total
Public offering price	$27.75	$1,554,000,000
Underwriting discounts and commissions	$0.80	$44,800,000
Proceeds, before expenses, to us	$26.95	$1,509,200,000

We have granted the underwriter a 30-day option to purchase up to an additional 8,400,000 shares from us.

Investing in our common stock involves risk. Before buying any shares, you should read this prospectus supplement, the related prospectus and all information incorporated by reference herein, including the discussion of material risks of investing in our common stock in “Risk Factors” beginning on page S-6 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Barclays Capital expects to deliver the shares on or about May 14, 2009.

Barclays Capital

Prospectus Supplement dated May 11, 2009

Prospectus supplement

About this Prospectus Supplement	S-1
Forward-Looking Statements	S-2
Summary	S-4
Risk Factors	S-6
Use of Proceeds	S-9
Price Range of Common Stock and Dividends	S-10
Underwriting	S-11
Validity of the Common Stock	S-18
Experts	S-18
Where You Can Find More Information	S-18

Prospectus
About This Prospectus	1
Forward-Looking Statements	1
Where You Can Find More Information	2
Ratio of Earnings to Fixed Charges	4
Use of Proceeds	5
Description of Debt Securities	6
Description of the Trust Preferred Securities	17
Description of the Junior Subordinated Debt Securities	28
Description of the Trust Preferred Securities Guarantees	37
Relationship among the Trust Preferred Securities, the Junior Subordinated Debt Securities and the Guarantee	40
Description of Preferred Stock	42
Description of Depositary Shares	44
Description of Common Stock	45
Description of Purchase Contracts	49
Description of Warrants	50
Description of Units	52
The Trusts	53
Book-Entry Procedures and Settlement	55
Certain Legal Matters	58
Experts	58

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriter has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriter is not, making an offer to sell the common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operation, and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

We provide information to you about the common stock in two separate documents: (1) this prospectus supplement, which describes the specific terms of the common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in that prospectus and (2) the accompanying prospectus, which provides general information about securities we may offer from time to time, including securities other than the common stock being offered by this prospectus supplement. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.

It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You also should read and consider the information in the documents we have referred you to in “Where you can find more information” on page S-18 of this prospectus supplement and page 2 of the accompanying prospectus.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find additional related discussions. The table of contents in this prospectus supplement provides the pages on which these captions are located.

Unless the context requires otherwise, references to “Capital One,” “we,” “our,” or “us” in this prospectus supplement refer to Capital One Financial Corporation, a Delaware corporation.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference in this prospectus supplement contain forward-looking statements. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include information relating to our future earnings per share, growth in managed loans outstanding, product mix, segment growth, managed revenue margin, funding costs, operations costs, employment growth, marketing expense, delinquencies and charge-offs. Forward-looking statements also include statements using words such as “expect,” “anticipate,” “hope,” “intend,” “plan,” “believe,” “estimate,” or similar expressions. We have based these forward-looking statements on our current plans, estimates and projections, and you should not unduly rely on them.

Numerous factors could cause our actual results to differ materially from those described in forward-looking statements, including, among other things:

•

general economic and business conditions in the U.S., the UK, or our local markets, including conditions affecting employment levels, interest rates and consumer income and confidence, spending, and savings which may affect consumer bankruptcies, defaults, charge-offs, and deposit activity;

•	changes in the labor and employment market;

•	changes in the credit environment;

•	increases or decreases in interest rates;

•	our ability to execute on our strategic and operational plans;

•	competition from providers of products and services that compete with our businesses;

•

with respect to financial and other products, increases or decreases in our aggregate account balances and/or number of customers and the growth rate and composition thereof, including increases or decreases resulting from factors such as shifting product mix, amount of actual marketing expenses made by us and attrition of account balances;

•	the risk that the benefits of our cost savings initiative may not be fully realized;

•	changes in the reputation of or expectations regarding the financial services industry or us with respect to practices, products or financial condition;

•	financial, legal, regulatory, tax, or accounting changes or actions, including with respect to any litigation matter involving us; and

•	the success of our marketing efforts in attracting or retaining customers.

You should carefully consider the factors referred to above in evaluating these forward-looking statements.

When considering these forward-looking statements, you should keep in mind the risks, uncertainties, and other cautionary statements made in this prospectus supplement and the accompanying prospectus. Forward-looking statements speak only as of the date that they are made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. See the factors set forth under the caption “Risk factors” below and in any other documents incorporated or deemed to be incorporated by reference herein, including our Annual Report on Form 10-K for the year ended December 31, 2008 and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009, for additional information that you should consider carefully in evaluating these forward-looking statements.

Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risks factors referred to above. Our future performance and actual results may differ materially from those expressed in forward-looking statements. Many of the factors that will determine these results and values are beyond our ability to control or predict. Forward-looking statements speak only as of the date that they are made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SUMMARY

The following summary should be read together with the information contained in other parts of this prospectus supplement and the accompanying prospectus. This summary highlights selected information from this prospectus supplement and the accompanying prospectus to help you understand the offering of the shares of common stock. You should read this prospectus supplement and the accompanying prospectus, including the documents we incorporate by reference, carefully to understand fully the terms of the shares as well as other considerations that are important to you in making a decision to invest in the shares. You should pay special attention to the “Risk Factors” beginning on page S-6 of this prospectus supplement, and the “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008 and in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009 to determine whether an investment in the shares is appropriate for you. This prospectus includes forward-looking statements that involve risks and uncertainties.

Capital One

We are a diversified banking corporation whose principal subsidiaries, Capital One, N.A. and Capital One Bank (USA), N.A., offer a broad spectrum of financial products and services to consumers, small businesses, and commercial clients. For more information on Capital One, see the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

THE OFFERING

Common stock we are offering:	56,000,000 shares of common stock, par value $0.01 per share.

Common stock to be outstanding after the offering:	451,661,355 shares of common stock.

Use of proceeds:	We estimate that the net proceeds of this offering will be $1.51 billion (after deducting underwriting discounts and commissions and estimated offering expenses payable by us), or approximately $1.73 billion if the underwriter exercises its option to purchase additional shares in full. We expect to use the net proceeds from the sale of the common stock for general corporate purposes and, subject to regulatory approval, for the repurchase of preferred stock and warrants issued and sold, in each case, to the U.S. Treasury as part of the Troubled Asset Relief Program (“TARP”) Capital Purchase Program.

NYSE symbol:	COF

The number of shares of common stock to be outstanding immediately after this offering is based on 395,661,355 shares outstanding as of March 31, 2009 and the issuance by us of 56,000,000 shares of our common stock in this offering. Unless otherwise indicated, the number of shares of our common stock presented in this prospectus supplement excludes shares of our common stock issuable pursuant to the underwriter’s option to purchase additional shares, 46,878,786 shares of our common stock held in treasury and 40,997,942 shares of our common stock issuable upon the exercise of stock options and restricted stock awards outstanding under our stock compensation plans.

RISK FACTORS

Investing in the common stock involves risks, including the risks described below that are specific to the shares of common stock and those that could affect us and our business. You should not purchase shares of our common stock unless you understand these investment risks. Please be aware that other risks may prove to be important in the future. New risks may emerge at any time, and we cannot predict such risks or estimate the extent to which they may affect our financial performance. Before purchasing any shares of our common stock, you should consider carefully the risks and other information in this prospectus supplement and the accompanying prospectus and carefully read the risks described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including those set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009.

Risks relating to the offering

The price of our common stock may fluctuate significantly, and this may make it difficult for you to resell shares of common stock owned by you at times or at prices you find attractive.

The trading price of our common stock may fluctuate widely as a result of a number of factors, many of which are outside our control. In addition, the stock market is subject to fluctuations in the share prices and trading volumes that affect the market prices of the shares of many companies. These broad market fluctuations have adversely affected and may continue to adversely affect the market price of our common stock. Among the factors that could affect our stock price are:

•	actual or anticipated quarterly fluctuations in our operating results and financial condition;

•

changes in revenue or earnings estimates or publication of research reports and recommendations by financial analysts or actions taken by rating agencies with respect to our securities or those of other financial institutions;

•	failure to meet analysts’ revenue or earnings estimates;

•	speculation in the press or investment community generally or relating to our reputation or the financial services industry;

•	strategic actions by us or our competitors, such as acquisitions or restructurings;

•	actions by institutional shareholders;

•	fluctuations in the stock price and operating results of our competitors;

•	future sales of our equity or equity-related securities;

•	changes in the frequency or amount of dividends or share repurchases;

•	proposed or adopted regulatory changes or developments;

•	anticipated or pending investigations, proceedings, or litigation that involve or affect us;

•	domestic and international economic factors unrelated to our performance; or

•	general market conditions and, in particular, developments related to market conditions for the financial services industry.

A significant decline in our stock price could result in substantial losses for individual shareholders and could lead to costly and disruptive securities litigation.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

Except as described under “Underwriting,” we are not restricted from issuing additional shares of common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The issuance of any additional shares of common or of preferred stock or convertible securities could be substantially dilutive to shareholders of our common stock. Moreover, to the extent that we issue restricted stock units, stock appreciation rights, options, or warrants to purchase our common stock in the future and those stock appreciation rights, options, or warrants are exercised or as the restricted stock units vest, our shareholders may experience further dilution. Holders of our shares of common stock have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series and, therefore, such sales or offerings could result in increased dilution to our shareholders. The market price of our common stock could decline as a result of sales of shares of our common stock made after this offering or the perception that such sales could occur.

You may not receive dividends on the common stock.

Holders of our common stock are only entitled to receive such dividends as our board of directors may declare out of funds legally available for such payments. Although we have historically declared cash dividends on our common stock, we are not required to do so and may reduce or eliminate our common stock dividend in the future. This could adversely affect the market price of our common stock. Our participation in the U.S. Treasury’s TARP Capital Purchase Program restricts our ability to increase our common stock dividend.

We are a holding company and depend on our subsidiaries for dividends, distributions and other payments.

We are a holding company and, accordingly, substantially all of our operations are conducted through our subsidiaries. As a result, our cash flow and our ability to make dividend payments to our common stockholders depends upon the earnings of our subsidiaries. In addition, we depend on the distribution of earnings, loans or other payments by our subsidiaries to us. Our subsidiaries are separate and distinct legal entities, and regulations relating to capital requirements affect the ability of Capital One Bank (USA), N.A. and Capital One, N.A. to pay dividends and other distributions to us and to make loans to us. Payments to us by our subsidiaries also will be contingent upon those subsidiaries’ earnings and business considerations. Furthermore, our right to receive any assets of any of our subsidiaries upon their liquidation or reorganization is subject to the prior claims of the subsidiary’s creditors. In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of those subsidiaries and any indebtedness of those subsidiaries senior to that held by us.

The common stock is equity and is subordinate to our existing and future indebtedness and preferred stock.

Shares of the common stock are equity interests in Capital One and do not constitute indebtedness. As such, shares of the common stock will rank junior to all indebtedness and other non-equity claims on Capital One with respect to assets available to satisfy claims on Capital One, including in a liquidation of Capital One. Additionally, holders of our common stock are subject to the prior dividend and liquidation rights of any holders of our preferred stock or depositary shares representing such preferred stock then outstanding.

Dividends on the common stock are payable only if declared by our board of directors and are subject to restrictions on payments of dividends out of lawfully available funds. Also, as a consolidated supervisory entity, our ability to declare and pay dividends is dependent on certain federal regulatory considerations. Capital One has issued and outstanding debt securities under which we may defer interest payments from time to time, but in that case we would not be permitted to pay dividends on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock, including the common stock, during the deferral period. In addition, Capital One has issued and outstanding debt securities under which, if we are aware of any event that would be an event of default under the indenture governing those debt securities, we would not be permitted to pay dividends on, or redeem, purchase, acquire or making a liquidation payment with respect to, any of our capital stock, including the common stock.

Anti-takeover provisions could adversely affect our stockholders.

Provisions of Delaware law and of our certificate of incorporation and bylaws could make it more difficult for a third party to acquire control of us or have the effect of discouraging a third party from attempting to acquire control of us. For example, we are subject to Section 203 of the Delaware General Corporation Law, which would make it more difficult for another party to acquire us without the approval of our board of directors. Additionally, our certificate of incorporation authorizes our board of directors to issue preferred stock, which could be issued as a defensive measure in response to a takeover proposal. These provisions could make it more difficult for a third party to acquire us even if an acquisition might be in the best interest of our stockholders.

USE OF PROCEEDS

We estimate that the net proceeds of this offering will be approximately $1.51 billion. If the underwriter exercises its option to purchase additional shares, the net proceeds of the offering will be approximately $1.73 billion. “Net proceeds” is what we expect to receive after paying the underwriting discount and commissions and other estimated expenses of the offering.

Net proceeds of this offering are expected to be used for general corporate purposes and, subject to regulatory approval, for the repurchase of the preferred stock and warrants issued and sold, in each case, to the U.S. Treasury as part of the TARP Capital Purchase Program. General corporate purposes may include repayment of debt, acquisitions, additions to working capital, capital expenditures and investments in our subsidiaries. Net proceeds may be temporarily invested prior to deployment for their intended purposes.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

Our common stock is publicly traded on the New York Stock Exchange under the symbol “COF.” The table below sets forth for the periods indicated the quarterly high and low closing sales prices for our common stock on the New York Stock Exchange and the amount of per share dividends declared on our common stock.

	High	Low	Dividends
2007
First Quarter	$83.61	$74.37	$0.027
Second Quarter	81.85	70.26	0.027
Third Quarter	78.94	62.7	0.027
Fourth Quarter	72.94	45.66	0.027
2008
First Quarter	56.97	39.68	0.375
Second Quarter	55.96	38.01	0.375
Third Quarter	56.05	33.75	0.375
Fourth Quarter	51.42	25.19	0.375
2009
First Quarter	34.14	8.31	0.375
Second Quarter (through May 8, 2009)	31.34	12.81	0.05

UNDERWRITING

Under the terms of an underwriting agreement, which we will file as an exhibit to our current report on Form 8-K and incorporate by reference in this prospectus supplement and the accompanying prospectus, Barclays Capital Inc., as the underwriter and sole book-running manager of this offering, has agreed to purchase from us, 56,000,000 shares of common stock.

The underwriting agreement provides that the underwriter’s obligation to purchase shares of common stock depends on the satisfaction of the conditions contained in the underwriting agreement including:

•

the obligation to purchase all of the shares of common stock offered hereby (other than those shares of common stock covered by its option to purchase additional shares as described below), if any of the shares are purchased;

•	the representations and warranties made by us to the underwriter are true;

•	there is no material change in our business or in the financial markets; and

•	we deliver customary closing documents to the underwriter.

Commissions and Expenses

The following table summarizes the underwriting discounts and commissions we will pay to the underwriter. These amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase additional shares. The underwriting fee is the difference between the initial price to the public and the amount the underwriter pays to us for the shares.

	No Exercise	Full Exercise
Per share	$0.80	$0.80
Total	$44,800,000	$51,520,000

The underwriter has advised us that it proposes to offer the shares of common stock directly to the public at the public offering price on the cover of this prospectus supplement and to selected dealers, which may include the underwriter, at such offering price less a selling concession not in excess of $0.25 per share. After the offering, the underwriter may change the offering price and other selling terms. Sales of shares made outside of the United States may be made by affiliates of the underwriter.

The expenses of the offering that are payable by us are estimated to be $900,000 (excluding underwriting discounts and commissions).

Option to Purchase Additional Shares

We have granted the underwriter an option exercisable for 30 days after the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an aggregate of 8,400,000 shares at the public offering price less underwriting discounts and commissions.

Lock-Up Agreements

Subject to certain customary exceptions, we have agreed that we will not offer, announce the intention to sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of Barclays Capital Inc. for a period of 75 days after the date of this prospectus supplement.

Subject to certain customary exceptions, our directors and executive officers have entered into lock up agreements with the underwriter prior to the commencement of this offering pursuant to which they, for a period of 75 days after the date of this prospectus supplement, may not, without the prior written consent of Barclays Capital Inc. (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for common stock (including without limitation, common stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”) and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise. In addition, our directors and executive officers have agreed that, without the prior written consent of Barclays Capital Inc., they will not, during the period ending 75 days after the date of the prospectus supplement, make any demand for or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock.

Barclays Capital Inc., in its sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice. When determining whether or not to release common stock and other securities from lock-up agreements, Barclays Capital Inc. will consider, among other factors, the holder’s reasons for requesting the release, the number of shares of common stock and other securities for which the release is being requested and market conditions at the time.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter may be required to make for these liabilities.

Stabilization, Short Positions and Penalty Bids

The underwriter may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the common stock, in accordance with Regulation M under the Securities Exchange Act of 1934:

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover short positions.

These stabilizing transactions and covering transactions may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of the common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on The New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor the underwriter make representation that the underwriter will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Electronic Distribution

A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by the underwriter or its affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, prospective investors may be allowed to place orders online. The underwriter may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter on the same basis as other allocations.

Other than the prospectus in electronic format, the information on the underwriter’s (or any affiliate’s) web site and any information contained in any other web site maintained by an underwriter or its affiliates is not part of the prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus forms a part, has not been approved and/or endorsed by us or the underwriter in its capacity as underwriter and should not be relied upon by investors.

Stamp Taxes

If you purchase shares of common stock offered in this prospectus supplement and the accompanying prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement and the accompanying prospectus.

Relationships

The underwriter and its related entities have engaged, and may in the future engage, in commercial and investment banking transactions with us in the ordinary course of their business. They have received, and expect to receive, customary compensation and expense reimbursement for these commercial and investment banking transactions.

Selling Restrictions

Public Offer Selling Restrictions Under the Prospectus Directive

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of securities described in this prospectus may not be made to the public in that relevant member state other than:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representative; or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive,

provided that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of this provision, the expression an “offer of securities to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

The sellers of the securities have not authorized and do not authorize the making of any offer of securities through any financial intermediary on their behalf, other than offers made by the underwriter with a view to the final placement of the securities as contemplated in this prospectus. Accordingly, no purchaser of the securities, other than the underwriter, is authorized to make any further offer of the securities on behalf of the sellers of the securities or the underwriter.

Australia

No prospectus or other disclosure document (as defined in the Corporations Act 2001 (Cth) of Australia (“Corporations Act”)) in relation to the shares of common stock has been or will be lodged with the Australian Securities & Investments Commission (“ASIC”). This document has not been lodged with ASIC and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

(a) you confirm and warrant that you are either:

(i) a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

(ii) a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

(iii) a person associated with the company under section 708(12) of the Corporations Act; or

(iv) a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act,

and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance; and

(b) you warrant and agree that you will not offer any of the shares of common stock for resale in Australia within 12 months of those share of common stock being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Brunei

This prospectus supplement has been provided at your request strictly for your information purposes only and does not constitute and shall not be construed as an offer to sell the shares of common stock described here or an invitation to make an offer to buy or to apply to subscribe for such shares. We and the underwriter do not provide any investment advice or recommendations on the securities described here. This prospectus is not a prospectus for purposes of the Brunei Companies Act, Cap 39 and has not been registered as such. Neither our company, underwriter, nor any of our or their affiliates are licensed as a dealer or an investment adviser under the Brunei Securities Order, 2001, nor are they or any of their affiliates registered or incorporated under the Brunei Companies Act, Cap 39. This prospectus has been provided to you solely for your own purposes and must not be copied, redistributed or circulated to any other person without the prior consent of our company or the underwriter.

China

The common stock may not be offered or sold directly or indirectly in the People’s Republic of China (the “PRC”) (which, for such purposes, does not include the Hong Kong or Macau Special Administrative Regions or Taiwan). Neither this prospectus nor any material or information contained or incorporated by reference herein relating to the shares of common stock, which have not been and will not be submitted to or approved/verified by or registered with the China Securities Regulatory Commission (“CSRC”) or other relevant governmental authorities in the PRC pursuant to relevant laws and regulations, may be supplied to the public in the PRC or used in connection with any offer for the subscription or sale of the common stock in the PRC. The material or information contained or incorporated by reference herein relating to the common stock does not constitute an offer to sell or the solicitation of an offer to buy any securities in the PRC. The common stock may only be offered or sold to the PRC investors that are authorized to engage in the purchase of securities of the type being offered or sold. PRC investors are responsible for obtaining all relevant government regulatory approvals/licenses, verification and/or registrations themselves, including, but not limited to, any which may be required from the CSRC, the State Administration of Foreign Exchange and/or the China Banking Regulatory Commission, and complying with all relevant PRC regulations, including, but not limited to, all relevant foreign exchange regulations and/or foreign investment regulations.

Dubai International Financial Centre

This statement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This statement is intended for distribution only to persons of a type specified in those rules. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The Dubai Financial Services Authority has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. The common stock to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the common stock offered should conduct their own due diligence on the common stock. If you do not understand the contents of this document you should consult an authorised financial adviser. For the avoidance of doubt, the Offering Shares are not interests in a Fund or Collective Investment Scheme within the meaning of either the Collective Investment Law (DIFC Law No.1 of 2006) or the Collective Investment Rules Module of the Dubai Financial Services Authority Rulebook.

The Emirate of Dubai, United Arab Emirates

This prospectus is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose.

By receiving this prospectus, the person or entity to whom it has been issued understands, acknowledges and agrees that this prospectus has not been approved by the UAE Central Bank, the Emirates Securities or Commodities Authority (“ESCA”) or any other authorities in the UAE, nor has the placement agent, if any, received authorisation or licensing from the UAE Central Bank, ESCA or any other authorities in the United Arab Emirates to market or sell securities or other investments within the United Arab Emirates. No marketing of any financial products or services has been or will be made from within the United Arab Emirates and no subscription to any securities or other investments may or will be consummated within the United Arab Emirates. It should not be assumed that the placement agent, if any, is a licensed broker, dealer or investment advisor under the laws applicable in the United Arab Emirates, or that it advises individuals resident in the United Arab Emirates as to the appropriateness of investing in or purchasing or selling securities or other financial products. The common stock may not be offered or sold directly or indirectly to the public in the United Arab Emirates. This does not constitute a public offer of securities in the United Arab Emirates in accordance with the Commercial Companies Law, Federal Law No. 8 of 1984 (as amended) or otherwise.

By receiving this prospectus, the person or entity to whom it has been issued understands, acknowledges and agrees that the shares of common stock have not been and will not be offered, sold or publicly promoted or advertised in the Dubai International Financial Centre other than in compliance with laws applicable in the Dubai International Financial Centre, governing the issue, offering or sale of securities. The Dubai Financial Services Authority has not approved this prospectus nor taken steps to verify the information set out in it, and has no responsibility for it.

Hong Kong

The common stock may not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made under that Ordinance or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32, Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the common stock may be issued or may be in the possession of any person for the purpose of the issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the shares of common stock which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) or any rules made under that Ordinance.

India

This prospectus has not been and will not be registered as a prospectus with the Registrar of Companies in India or with the Securities and Exchange Board of India. This prospectus or any other material relating to these securities is for information purposes only and may not be circulated or distributed, directly or indirectly, to the public or any members of the public in India and in any event to not more than 50 persons in India. Further, persons into whose possession this prospectus comes are required to inform themselves about and to observe any such restrictions. Each prospective investor is advised to consult its advisors about the particular consequences to it of an investment in these securities. Each prospective investor is also advised that any investment in these securities by it is subject to the regulations prescribed by the Reserve Bank of India and the Foreign Exchange Management Act and any regulations framed thereunder.

Japan

No securities registration statement (“SRS”) has been filed under Article 4, Paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (“FIEL”) in relation to the common stock. The shares of common stock are being offered in a private placement to “qualified institutional investors” (tekikaku-kikan-toshika) under Article 10 of the Cabinet Office Ordinance concerning Definitions provided in Article 2 of the FIEL (the Ministry of Finance Ordinance No. 14, as amended) (“QIIs”), under Article 2, Paragraph 3, Item 2 i of the FIEL. Any QII acquiring the common stock in this offer may not transfer or resell those shares except to other QIIs.

Korea

The common stock may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the Korea Securities and Exchange Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The shares of common stock have not been registered with the Financial Services Commission of Korea for public offering in Korea. Furthermore, the common stock may not be resold to Korean residents unless the purchaser of the common stock complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with the purchase of the common stock.

Malaysia

The common stock may not be offered or purchased and no invitation to purchase the common stock may be made, directly or indirectly, to persons in Malaysia other than to corporations (including offshore companies under the Offshore Companies Act 1990 in the Federal Territory of Labuan) with total net assets exceeding RM10 million or its equivalent in foreign currencies, high net worth individuals with total net personal assets exceeding RM3 million or its equivalent in foreign currencies and principals that enter into transactions of a minimum value of RM250,000 or its equivalent in foreign currencies for each transaction.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of common stock may not be circulated or distributed, nor may the common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Future Act, Chapter 289 of Singapore (the “SFA”), (ii) to a “relevant person” as defined in Section 275(2) of the SFA, or any person pursuant to Section 275 (1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares of common stock are subscribed and purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole whole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable within six months after that corporation or that trust has acquired the shares of common stock under Section 275 of the SFA except:

(i) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA) and in accordance with the conditions, specified in Section 275 of the SFA;

(ii) (in the case of a corporation) where the transfer arises from an offer referred to in Section 275(1A) of the SFA, or (in the case of a trust) where the transfer arises from an offer that is made on terms that such rights or interests are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets;

(iii) where no consideration is or will be given for the transfer; or

(iv) where the transfer is by operation of law.

By accepting this prospectus, the recipient hereof represents and warrants that he is entitled to receive it in accordance with the restrictions set forth above and agrees to be bound by limitations contained herein. Any failure to comply with these limitations may constitute a violation of law.

Taiwan

The shares of common stock have not been and will not be registered with the Financial Supervisory Commission of Taiwan, the Republic of China pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan, the Republic of China through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan, the Republic of China that requires a registration or approval of the Financial Supervisory Commission of Taiwan, the Republic of China. No person or entity in Taiwan, the Republic of China has been authorized to offer or sell the common stock in Taiwan, the Republic of China.

United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive (“Qualified Investors”) that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant persons should not act or rely on this document or any of its contents.

VALIDITY OF THE COMMON STOCK

The validity of the common stock will be passed upon for us by Gibson, Dunn & Crutcher LLP, New York, New York. Morrison  & Foerster LLP, New York, New York, will pass upon certain matters for the underwriter.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst  & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement (File No. 333-159085) we have filed with the SEC under the Securities Act. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities described in this prospectus. The SEC’s rules and regulations allow us to omit certain information included in the registration statement from this prospectus. The registration statement may be inspected by anyone without charge at the SEC’s principal office at 100 F Street, N.E., Washington, D.C. 20549.

In addition, we file annual, quarterly, and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You may read and copy this information at the following SEC location:

Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

You may also obtain copies of this information by mail from the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549, at rates determined by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. You may also inspect reports, proxy statements and other information that we have filed electronically with the SEC at the SEC’s web site at http://www.sec.gov. These documents can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement. Any information incorporated by reference in this prospectus supplement that we file with the SEC after the date of this prospectus supplement will automatically update and supersede information contained in this prospectus supplement. Our SEC file number is 001-13300.

We are incorporating by reference in this prospectus supplement the documents listed below and any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, provided, however, that we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed on February 26, 2009 (including the portions of our Proxy Statement on Schedule 14A, filed on March 13, 2009, incorporated by reference therein);

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009, filed on May 8, 2009; and

•

our Current Reports on Form 8-K filed on January 22, 2009 (Item 8.01 information only), February 3, 2009, March 2, 2009 (Item 8.01 information only), March 9, 2009 (Item 8.01 information only), March 12, 2009, April 21, 2009 (Item 8.01 information only), and May 8, 2009 (Item 8.01 information only).

You can obtain copies of documents incorporated by reference in this prospectus supplement, without charge, by requesting them in writing or by telephone from us at Capital One Financial Corporation, Investor Relations Department, 1680 Capital One Drive, McLean, Virginia 22102, telephone (703) 720-2455. You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document.

Our principal executive office is located at 1680 Capital One Drive, McLean, Virginia 22102 (telephone number (703) 720-1000). We maintain a website at www.capitalone.com. The information on our website is not part of this prospectus nor is it incorporated by reference. Documents available on our website include our (i) Code of Business Conduct and Ethics, (ii) Corporate Governance Principles; and (iii) charters for the Audit and Risk, Compensation, Finance, and Governance and Nominating Committees.

PROSPECTUS

Capital One Financial Corporation

Senior Debt Securities

Subordinated Debt Securities

Junior Subordinated Debt Securities

Preferred Stock

Depositary Shares

Common Stock

Purchase Contracts

Warrants

Units

Capital One Capital V

Capital One Capital VI

Capital One Capital VII

Capital One Capital VIII

Trust Preferred Securities

Fully and unconditionally guaranteed,

as described in this prospectus, by

Capital One Financial Corporation

Capital One Financial Corporation from time to time may offer to sell senior, subordinated or junior subordinated debt securities, preferred stock, either separately or represented by depositary shares, common stock, purchase contracts, warrants or units. Capital One Capital V, Capital One Capital VI, Capital One Capital VII, and Capital One Capital VIII from time to time may offer to sell trust securities and use the proceeds of these sales to purchase junior subordinated debt securities from Capital One Financial Corporation.

We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

Our common stock is listed on the New York Stock Exchange under the symbol “COF.”

Investing in our securities involves a high degree of risk. See the “Risk Factors” section of our filings with the Securities and Exchange Commission and the applicable prospectus supplement.

This prospectus may not be used to sell any of the securities unless it is accompanied by a prospectus supplement.

These securities are not deposits or savings accounts or other obligations of a bank. These securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 8, 2009.

ABOUT THIS PROSPECTUS

In this prospectus, “we,” “our,” “us,” or “the Corporation,” each refer to Capital One Financial Corporation, and “trust” or “trusts” refer to one or all of Capital One Capital V, Capital One Capital VI, Capital One Capital VII and Capital One Capital VIII.

This prospectus is part of a registration statement (No. 333-159085) that we and the trusts have filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. This prospectus provides you with a general description of the securities we and the trusts may issue and sell. Each time we and the trusts issue and sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and the prospectus supplement applicable to any offering, together with the additional information described under the heading “Where You Can Find More Information” below.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include information relating to our future earnings per share, growth in managed loans outstanding, product mix, segment growth, managed revenue margin, funding costs, operations costs, employment growth, marketing expense, delinquencies and charge-offs. Forward-looking statements also include statements using words such as “expect,” “anticipate,” “hope,” “intend,” “plan,” “believe,” “estimate” or similar expressions. We have based these forward-looking statements on our current plans, estimates and projections, and you should not unduly rely on them.

Numerous factors could cause our actual results to differ materially from those described in forward-looking statements, including, among other things:

•

general economic, political and business conditions in the U.S., the UK, or our local markets, including conditions affecting employment levels, interest rates and consumer income and confidence, spending, and savings which may affect consumer bankruptcies, defaults, charge-offs, and deposit activity;

•	changes in the labor and employment market;

•	changes in the credit environment;

•	increases or decreases in interest rates;

•	our ability to execute on our strategic and operational plans;

•	competition from providers of products and services that compete with our businesses;

•

with respect to financial and other products, increases or decreases in the Corporation’s aggregate account balances and/or number of customers and the growth rate and composition thereof, including increases or decreases resulting from factors such as shifting product mix, amount of actual marketing expenses made by the Corporation and attrition of account balances;

•	the risk that the benefits of our cost savings initiative may not be fully realized;

•	changes in the reputation of or expectations regarding the financial services industry or us with respect to practices, products or financial condition;

•	financial, legal, regulatory, tax, or accounting changes or actions, including with respect to any litigation matter involving us; and

•	the success of our marketing efforts in attracting or retaining customers.

You should carefully consider the factors referred to above in evaluating these forward-looking statements.

When considering these forward-looking statements, you should keep in mind these risks, uncertainties and other cautionary statements made in this prospectus and any accompanying prospectus supplement. Forward-looking statements speak only as of the date that they are made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. See the factors set forth under the caption “Risk Factors” in any prospectus supplement and any other documents incorporated or deemed to be incorporated by reference therein or herein, including our Annual Report on Form 10-K for the year ended December 31, 2008 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009, for additional information that you should consider carefully in evaluating these forward-looking statements.

Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risks factors referred to above. Our future performance and actual results may differ materially from those expressed in forward-looking statements. Many of the factors that will determine these results and values are beyond our ability to control or predict. Forward-looking statements speak only as of the date that they are made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we have filed with the SEC under the Securities Act of 1933, as amended, or the Securities Act. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities described in this prospectus. The SEC’s rules and regulations allow us to omit certain information included in the registration statement from this prospectus. The registration statement may be inspected by anyone without charge at the SEC’s principal office at 100 F Street, N.E., Washington, D.C. 20549.

In addition, we file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You may read and copy this information at the following SEC location:

Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

You may also obtain copies of this information by mail from the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549, at rates determined by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also inspect reports, proxy statements and other information that we have filed electronically with the SEC at the SEC’s web site at http://www.sec.gov. These documents can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus and any prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus and any prospectus supplement. Any information incorporated by reference in this prospectus that we file with the SEC after the date of this prospectus and any information incorporated by reference in any prospectus supplement will automatically update and supersede information contained in this prospectus and any prospectus supplement. Our SEC file number is 001-13300.

We are incorporating by reference in this prospectus the documents listed below and any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, provided, however, that we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed on February 26, 2009 (including the portions of our proxy statement for our 2009 annual meeting of stockholders incorporated by reference therein);

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009, filed on May 8, 2009;

•	our Current Reports on Form 8-K filed on January 22, 2009 (Item 8.01 information only), February 3, 2009, March 2, 2009, March 9, 2009, March 12, 2009, April 21, 2009 (Item 8.01 information only); and

•	the description of our common stock on amendment no. 1 to Form 8-A, dated October 17, 1994.

You can obtain copies of documents incorporated by reference in this prospectus, without charge, by requesting them in writing or by telephone from us at Capital One Financial Corporation, Investor Relations Department, 1680 Capital One Drive, McLean, Virginia 22102, telephone (703) 720-2455.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. Neither we nor the trusts have authorized anyone else to provide you with different information. Neither we nor the trusts are making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document.

Our principal executive office is located at 1680 Capital One Drive, McLean, Virginia 22102 (telephone number (703) 720-1000). We maintain a website at www.capitalone.com. The information on our website is not part of this prospectus nor is it incorporated by reference. Documents available on our website include our (i) Code of Business Conduct and Ethics, (ii) Corporate Governance Principles; and (iii) charters for the Audit and Risk, Compensation, Finance, and Governance and Nominating Committees.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratios of earnings to fixed charges for the periods indicated:

Ratio of Earnings to Fixed Charges:	Three Months Ended March 31,			Years Ended December 31,
	2009(1)		2008(1)	2008(1)	2007(1)	2006(1)	2005	2004
Including Interest on Deposits	0.85	(2)	1.91	1.16	1.85	2.19	2.38	2.31
Excluding Interest on Deposits	0.45	(2)	3.11	1.43	3.33	3.90	4.22	4.00
Including Preferred Stock Dividends (and Including Interest on Deposits)	0.79	(2)	1.91	1.16	1.85	2.19	2.38	2.31
Including Preferred Stock Dividends (and Excluding Interest on Deposits)	0.35	(2)	3.11	1.42	3.33	3.90	4.22	4.00

(1)	Based on continuing operations.
(2)	Earnings are inadequate to cover fixed charges. The coverage deficiency is $128.9 million and $193.5 million for the ratio of earnings to fixed charges and the ratio of earnings to fixed charges and preferred dividends, respectively, regardless of interest.

The ratio of earnings to fixed charges is computed by dividing income (or loss) from continuing operations before income taxes and fixed charges less interest capitalized during such period, net of amortization of previously capitalized interest, and preferred stock dividends or accretion on preferred stock by fixed charges. Fixed charges consist of interest, expensed or capitalized, on borrowings (including or excluding deposits, as applicable), and the portion of rental expense which is representative of interest.

On November 14, 2008 the Corporation issued 3,555,199 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share, having a liquidation amount per share equal to $1,000 (the “Series A Preferred Stock”), to the United States Department of the Treasury as part of the Corporation’s participation in the Troubled Asset Relief Program Capital Purchase Program. The Series A Preferred Stock pays cumulative dividends at a rate of 5% per year for the first five years and thereafter at a rate of 9% per year.

We did not declare or pay any preferred stock dividends in the years ended December 31, 2004, 2005, 2006, 2007 and 2008, or the three months ended March 31, 2008. We recorded accretion of the discount on preferred stock associated with the preferred stock issuance noted in the paragraph above in the year ended December 31, 2008 and the three months ended March 31, 2009. We began paying preferred stock dividends in the three months ended March 31, 2009.

USE OF PROCEEDS

Except as otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our securities for general corporate purposes in the ordinary course of our business, including the reduction of short-term debt, possible acquisitions, investments in, or extensions of credit to, our subsidiaries and investments in securities.

Each of the trusts will invest all proceeds received from the sale of its trust preferred and common securities to acquire a series of corresponding junior subordinated debt securities issued by us, which we call the “junior subordinated debt securities.”

We may temporarily invest any funds not required immediately for purposes described above in short-term marketable securities.

DESCRIPTION OF DEBT SECURITIES

We may from time to time issue and sell debt securities which will be our direct unsecured general obligations. These debt securities are described below and will be senior debt securities or subordinated debt securities and any senior or subordinated debt securities that may be part of a unit, all of which are called debt securities. The senior debt securities will be issued under an indenture between us and The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (as successor to Harris Trust and Savings Bank), as trustee, dated as of November 1, 1996, and the subordinated debt securities will be issued under an indenture dated as of August 29, 2006 between us and The Bank of New York Mellon, formerly known as The Bank of New York, as trustee, subject in each case to such amendments or supplemental indentures as may be adopted from time to time. Together, the senior indenture and the subordinated indenture are called the indentures, and the senior indenture trustee and the subordinated indenture trustee are called the indenture trustees.

We have summarized selected provisions of the indentures below. The summary is not complete and does not describe every aspect of the indentures. A copy of each of the senior indenture and the subordinated indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and has been qualified as an indenture under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. You should also consider applicable provisions of the Trust Indenture Act. In the summary below, we have included references to section numbers so that you can easily locate these provisions. The particular terms of any debt securities we offer will be described in the related prospectus supplement, along with any applicable modifications of or additions to the general terms of the debt securities described below and in the indentures. For a description of the terms of any series of debt securities, you should also review both the prospectus supplement relating to that series and the description of the debt securities set forth in this prospectus before making an investment decision. Capitalized terms used in the summary have the meanings specified in the applicable indenture.

As of March 31, 2009, we had $8.3 billion in senior and subordinated notes outstanding that mature in varying amounts from 2009 to 2017, of which $6.2 billion in aggregate principal amount was senior debt securities and $2.1 billion in aggregate principal was subordinated debt securities. A portion of both our senior and subordinated debt securities were issued by predecessor entities pursuant to indentures not described herein, and $1.8 billion in senior and subordinated debt securities were issued by our consolidated subsidiary, Capital One Bank (USA), National Association.

General

The debt securities will be our direct unsecured obligations. The indentures do not significantly limit our operations. In particular, they do not:

•	limit the amount of debt securities that we can issue under the indentures;

•	limit the number of series of debt securities that we can issue from time to time;

•	limit or otherwise restrict the total amount of debt that we or our subsidiaries may incur or the amount of other securities that we may issue;

•	require us or an acquiror to repurchase debt securities in the event of a “change in control”; or

•

contain any covenant or other provision that is specifically intended to afford any holder of the debt securities any protection in the event of highly leveraged transactions or similar transactions involving us or our subsidiaries.

The senior debt securities will rank equally with all of our other unsecured unsubordinated indebtedness. The subordinated debt securities will have a position junior to all of our senior indebtedness.

Because we are a holding company, dividends and fees from our subsidiaries are our principal source of revenues from which to repay the debt securities. Our subsidiaries engaged in the banking or credit card business can only pay dividends if they are in compliance with applicable United States federal and state regulatory requirements. Our right to participate in any asset distribution of any of our subsidiaries, including Capital One Bank (USA), National Association (“COBNA”), and Capital One, National Association (“CONA”), on liquidation, reorganization or otherwise, will rank junior to the rights of all creditors of that subsidiary (except to the extent that we may ourselves be an unsubordinated creditor of that subsidiary). As a result, the rights of holders of debt securities to benefit from those distributions will also be junior to the rights of all creditors of our subsidiaries. Consequently, the debt securities will be effectively subordinated to all liabilities of our subsidiaries. COBNA and CONA are subject to claims by creditors for long-term and short-term debt obligations, including deposit liabilities, obligations for federal funds purchased and securities sold under repurchase agreements. There are also various legal limitations on the extent to which COBNA and CONA may pay dividends or otherwise supply funds to us or our other affiliates.

Terms

A prospectus supplement relating to the offering of any series of debt securities will include specific terms relating to the offering. These terms will include some or all of the following (unless specified otherwise or in context, section references are to sections of both the senior indenture and subordinated indenture):

•	the title, series, form and type of the offered debt securities;

•	whether the offered debt securities will be senior or subordinated debt;

•	the indenture under which the offered debt securities are being issued;

•	whether the offered debt securities are to be issued in registered form, bearer form or both;

•	the aggregate principal amount of the offered debt securities and any limit upon the aggregate principal amount of the debt securities of such title or series;

•

the date or dates (including the maturity date) or method, if any, for determining such dates, on which the principal of the offered debt securities will be payable (and any provisions relating to extending or shortening the date on which the principal of the offered debt securities is payable);

•

the interest rate, or method, if any, for determining the interest rate, the date or dates from which interest will accrue, or method, if any, for determining such dates, the interest payment dates, if any, on which interest will be payable, and whether and under what circumstances additional amounts on the offered debt securities will be payable; the manner in which payments with respect to the offered debt securities will be made; and the place or places where principal of, premium, if any, interest on and additional amount, if any, will be payable;

•	whether the offered debt securities are redeemable at our option, and if so, the periods, prices, and other terms regarding such optional redemption;

•

whether we are obligated to redeem or repurchase the offered debt securities pursuant to any sinking fund or at the option of any holder thereof and, if so, the periods, prices, and other terms regarding such repurchase or redemption;

•	the denominations in which the offered debt securities will be issuable;

•

if other than the principal amount, the portion of the principal amount of the offered debt securities payable upon the acceleration of the maturity date or the method by which such portion is to be determined;

•

the currency for payment of principal, premium, interest and any additional amount with respect to the offered debt securities, whether the principal of, premium, if any, interest on or additional amount, if any, with respect to the offered debt securities are to be payable, at our election or any holder’s election, in a currency other than that in which the offered debt securities are denominated, the period in which that election may be made and the time and manner of determining the applicable exchange rate;

•	the percentage of the principal amount or price at which the offered debt securities will be issued;

•

whether the amount of payments of principal of, premium, if any, interest on, or additional amount, if any, with respect to the offered debt securities may be determined by reference to an index, formula or other method, and if so, the terms and conditions and the manner in which such amounts will be determined and paid or payable;

•	any changes to the covenants or additional events of default or covenants;

•

whether and upon what terms the offered debt securities may be defeased (which means that we would be discharged from our obligations by depositing sufficient cash or government securities to pay the principal of, premium, if any, interest on, or additional amount, if any, due to the stated maturity date or a redemption date of the offered debt securities);

•	whether the offered debt securities will be convertible into our common stock and, if so, the initial conversion price, the periods and terms of the conversion or exchange; and

•	any other terms not inconsistent with the provisions of the indentures. (Section 301)

Form of the Debt Securities

The indentures provide that we may issue senior and subordinated debt securities in registered form, in bearer form or in both registered and bearer form. Unless we indicate otherwise in the applicable prospectus supplement, each series of senior and subordinated debt securities will be issued in registered form, without coupons. Holders of “registered form” securities are listed on the applicable indenture trustee’s register for the applicable debt securities. (Sections 201 and 305)

Unless we indicate otherwise in the applicable prospectus supplement, we will issue senior and subordinated debt securities in registered form, without coupons, in denominations of $1,000 or any integral multiple of $1,000. Unless we indicate otherwise in the applicable prospectus supplement, we will issue senior and subordinated debt securities in bearer form in denominations of $5,000 or any integral multiple of $5,000. There will be no service charge for any registration of transfer, exchange, redemption, or conversion of senior and subordinated debt securities, but we or the applicable indenture trustee may require the holder to pay any tax or other governmental charge that may be imposed in connection with any registration of a transfer or exchange of the senior or subordinated debt securities, other than certain exchanges not involving any transfer. (Sections 302 and 305)

If we issue the debt securities in bearer form, the debt securities will have interest coupons attached. “Bearer form” securities are payable to whomever physically holds them from time to time. Debt securities in bearer form will not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person other than through offices of certain United States financial institutions located outside the United States. Purchasers of debt securities in bearer form will be subject to certification procedures and may be affected by United States tax law limitations. These procedures and limitations will be described in the applicable prospectus supplement.

Registration, Transfer, Payment and Paying Agent

Unless we indicate otherwise in the applicable prospectus supplement, payments on the debt securities will be made at our office or agency maintained for that purpose. We have appointed an agency in New York, New York to make payments on the debt securities; however, we may change our agent from time to time. Any transfer of the debt securities will be registerable at the same place. In addition, we may choose to pay interest by check mailed to the address in the security register of the person in whose name the debt security is registered at the close of business on the applicable record date. (Sections 1002 and 307) Unless we indicate otherwise in the applicable prospectus supplement, any interest and any additional amounts with respect to any debt securities which is payable, but not punctually paid or duly provided for, may be paid to the holders as of a special record date fixed by the trustee or in any other lawful manner. (Section 307)

Unless we indicate otherwise in the applicable prospectus supplement, payments of principal of, premium, if any, and interest on debt securities in bearer form will be made at the office outside the United States specified in the applicable prospectus supplement and as we may designate from time to time. Payment can also be made by check or by transfer to an account maintained by the payee with a bank located outside the United States. Unless we indicate otherwise in the applicable prospectus supplement, payment on debt securities in bearer form will be made only if the holder surrenders the coupon relating to the interest payment date. We will not make any payments on any debt security in bearer form at any office or agency in the United States, by check mailed to any address in the United States or by transfer to any account maintained with a bank located in the United States. (Sections 1001 and 1002)

Global Debt Securities

Unless we indicate otherwise in the applicable prospectus supplement for a series of debt securities, each series of debt securities will be issued in global form, which means that we will deposit with the depositary identified in the applicable prospectus supplement (or its custodian) one or more certificates representing the entire series, as described below under “Book-Entry Procedures and Settlement.” Global debt securities may be issued in either temporary or permanent form. (Sections 201 and 203)

The applicable prospectus supplement will describe any limitations and restrictions relating to a series of global senior or subordinated debt securities.

Covenants

Under the senior indenture, we agree to the following:

•

Except as permitted as described in this prospectus under “Description of Debt Securities—Consolidation, Merger and Sale of Assets,” we will preserve and keep in full force and effect our corporate existence and the corporate existence of each of our significant subsidiaries (as defined below) and our rights (charter and statutory) and franchises and those of each of our significant subsidiaries. However, neither we nor any of our significant subsidiaries will be required to preserve any of these rights or franchises if we or the significant subsidiary, as the case may be, determine that the preservation of these rights or franchises is no longer desirable in the conduct of our or its business, as applicable, and that the loss of these rights or franchises is not disadvantageous in any material respect to the holders of the senior debt securities. (Section 1007)

•

The senior indenture contains a covenant by us limiting our ability to dispose of the voting stock of a significant subsidiary. A “significant subsidiary” is any of our majority-owned subsidiaries the consolidated assets of which (as reflected on our consolidated balance sheet) constitute 20% or more of our consolidated assets. This covenant generally provides that, except as permitted as described in this prospectus under “Description of Debt Securities—Consolidation, Merger and Sale of Assets,” as long as any of the senior debt securities are outstanding:

•

neither we nor any of our significant subsidiaries will sell, assign, transfer or otherwise dispose of the voting stock of a significant subsidiary or securities convertible into or options, warrants or rights to subscribe for or purchase such voting stock, and we will not permit a significant subsidiary to issue voting stock, or securities convertible into or options, warrants or rights to subscribe for or purchase such voting stock, in each case if, after giving effect to such transaction and to the issuance of the maximum number of shares of voting stock of the significant subsidiary issuable upon the exercise of all such convertibles securities, options, warrants or rights, such significant subsidiary would cease to be a controlled subsidiary (as defined below); and

•

we will not permit a significant subsidiary to merge or consolidate with or into any corporation unless the survivor is us or is, or upon consummation of the merger or consolidation will become, a controlled subsidiary, or to lease, sell or transfer all or substantially all of its properties and assets except to us or a controlled subsidiary or a person that upon such lease, sale or transfer will become a controlled subsidiary. (Section 1005)

A “controlled subsidiary” is a significant subsidiary at least 80% of the voting stock of which is owned by us and/or one or more of our controlled subsidiaries.

The limitations described above do not apply to certain transactions required by law, rule, regulation or governmental order (including as a condition to an acquisition of another entity by us) or to any sale or transfer of assets in a securitization transaction.

Under the subordinated indenture, we agree to the following:

•

Except as permitted as described in this prospectus under “Description of Debt Securities—Consolidation, Merger and Sale of Assets,” we will preserve and keep in full force and effect our corporate existence and our rights (charter and statutory) and franchises. However, we will not be required to preserve any of these rights or franchises if we determine that the preservation of these rights or franchises is no longer desirable in the conduct of our business and that the loss of these rights or franchises is not disadvantageous in any material respect to the holders of the subordinated debt securities. (Section 1007)

In addition, the senior indenture contains a covenant by us limiting our ability to create liens on the voting stock of a significant subsidiary. This covenant generally provides that, as long as any of the senior debt securities are outstanding, neither we nor any of our subsidiaries will create, assume or incur any pledge, encumbrance or lien upon a significant subsidiary’s voting stock, or upon securities convertible into or options, warrants or rights to subscribe for or purchase, a significant subsidiary’s voting stock, directly or indirectly, to secure indebtedness for borrowed money, if, treating such pledge, encumbrance or lien as a transfer of the significant subsidiary’s voting stock or securities convertible into or options, warrants or rights to subscribe for or purchase the significant subsidiary’s voting stock to the secured party (in each case after giving effect to such transaction and to the issuance of the maximum number of shares of voting stock of the significant subsidiary issuable upon the exercise of all such convertible securities, options, warrants or rights), the significant subsidiary would not continue to be a controlled subsidiary, unless the senior debt securities are equally and ratably secured with any and all such indebtedness by this pledge, encumbrance or lien. (Section 1006)

Subordination of Subordinated Debt Securities

Unless we indicate otherwise in the applicable prospectus supplement, the following provisions will apply to subordinated debt securities. Section references are to sections of the subordinated indenture.

Subordinated debt securities will be subordinated in right of payment to all “senior indebtedness,” as defined below. Payments on subordinated debt securities also will be effectively subordinated if:

•	we are involved in insolvency, bankruptcy or similar proceedings;

•

the maturity of any series of our subordinated debt securities is accelerated because of certain events of bankruptcy, insolvency or reorganization of us or a major depositary institution subsidiary; or

•

we fail to pay the principal of, premium, if any, or interest on any senior indebtedness when due, or an event of default occurs and is continuing with respect to any senior indebtedness permitting the holders of such senior indebtedness to declare the senior indebtedness due and payable prior to the date on which it would otherwise have become due and payable. (Section 1601)

Because of this subordination, some of our creditors may receive more, ratably, than holders of subordinated debt securities if we are insolvent.

After all payments have been made to the holders of senior indebtedness, any holders of subordinated debt securities will be subrogated to the rights of holders of senior indebtedness to receive payments or distributions of cash, property or securities from us applicable to such senior indebtedness until all amounts owing on the subordinated debt securities have been paid in full. (Section 1602)

“Senior indebtedness” includes: (1) the principal of, premium, if any, and interest on, whether outstanding now or incurred later, (a) all indebtedness for money borrowed by us, including indebtedness of others that we guarantee, other than the subordinated debt securities and the junior subordinated debt securities and other indebtedness that is expressly stated as not senior, and (b) any amendments, renewals, extensions, modifications and refundings of any indebtedness, unless in either case the instrument evidencing the indebtedness provides that it is not senior in right of payment to the subordinated debt securities; (2) all our capital lease obligations and any synthetic lease or tax retention operating lease; (3) all our obligations issued or assumed as the deferred purchase price of property, and all conditional sale or title retention agreements, but excluding trade accounts payable in the ordinary course of business; (4) all our obligations, contingent or otherwise, in respect of any letters of credit, bankers acceptances, security purchase facilities and similar credit transactions; (5) all our obligations in respect of interest rate swap, cap or similar agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts, commodity contracts and other similar agreements; (6) all obligations of the type referred to in clauses (1) through (5) of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and (7) all obligations of the type referred to in clauses (1) through (6) of other persons secured by any lien on any of our property or assets whether or not such obligation is assumed by us.

Senior indebtedness does not include: (1) subordinated debt securities; (2) any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, subordinated debt securities; and (3) any indebtedness between or among us and our affiliates, including (a) any junior subordinated debt securities, (b) trust preferred securities guarantees and (c) all other debt securities and guarantees in respect of those debt securities, issued to any trust, or a trustee of such trust, partnership or other entity affiliated with us which is our financing vehicle in connection with the issuance by such financing vehicle of trust preferred securities or other securities guaranteed by us pursuant to an instrument that ranks on an equal basis with, or junior to, the trust preferred securities guarantees.

Consolidation, Merger and Sale of Assets

Each indenture generally permits a consolidation or merger between us and another corporation and the conveyance, transfer or lease by us of all or substantially all of our property or assets, in each case without the consent of the holders of any outstanding debt securities. However, each indenture requires that:

•

the successor or purchaser is a corporation organized under the laws of the United States of America, any state thereof or the District of Columbia and expressly assumes our obligations on the debt securities under the applicable indenture;

•

immediately after giving effect to the transaction, no event which, after notice or lapse of time, would become an event of default, will have occurred and be continuing pursuant to the applicable indenture; and

•

either we or the successor person has delivered to the applicable indenture trustee an officer’s certificate and an opinion of counsel stating the consolidation, merger, transfer or lease, as applicable, complied with these provisions and all conditions precedent of the applicable indenture. (Section 801)

The successor shall be substituted for us as if it had been an original party to the indentures and the debt securities. Thereafter, the successor may exercise our rights and powers under the indentures and the debt securities and, except in the case of a lease, we will be released from all of our obligations and covenants under those documents. (Section 802)

Exchange of Debt Securities

Registered debt securities may be exchanged for an equal aggregate principal amount of registered debt securities of the same series containing identical terms and provisions in authorized denominations requested by the holders upon surrender of the registered debt securities at an office or agency that we maintain for that purpose and upon fulfillment of all other requirements set forth in the indentures. (Section 305)

Conversion and Exchangeability

The holders of debt securities that are convertible into our common stock or exchangeable into other securities will be entitled to convert or exchange the debt securities under some circumstances. The terms of any conversion or exchange will be described in the applicable prospectus supplement.

Events of Default

Unless we indicate otherwise in the applicable prospectus supplement for any series of debt securities, events of default with respect to any series of debt securities are:

•	failure to pay the interest or any additional amount payable on any debt security of such series when due and continuance of that default for 30 days;

•	failure to pay the principal of or any premium on any debt security of such series when due and payable;

•	failure to deposit any sinking fund payment when and as due by the terms of any debt security of such series;

•

failure to perform or the breach of any covenant or warranty in the applicable indenture or the debt securities (other than a covenant or warranty included solely for the benefit of a series of debt securities other than such series) that continues for 60 days after we are given written notice by the trustee or we and the trustee are given written notice by the holders of at least 25% of the outstanding debt securities of such series;

•

in the case of the senior debt securities, any event of default under any mortgage, indenture or other instrument securing or evidencing any indebtedness of us or any significant subsidiary for money borrowed, resulting in such indebtedness in principal amount exceeding $10,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, if the acceleration is not rescinded or annulled within 30 days after written notice;

•

in the case of the senior debt securities, certain events of bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries and in the case of the subordinated debt securities, certain events of bankruptcy, insolvency or reorganization of us or a major depositary institution subsidiary; or

•	any other event of default included in any indenture or supplemental indenture. (Section 501)

If a default occurs with respect to any series of senior or subordinated debt securities, the applicable indenture trustee will give the holders of those debt securities notice of the default as and to the extent provided by the Trust Indenture Act. (Section 501)

If an event of default with respect to any series of senior debt securities occurs and continues, either the senior indenture trustee or the holders of not less than 25% of the aggregate principal amount of the outstanding senior debt securities of that series may declare the principal amount (or such lesser amount as may be provided for the senior debt securities of such series) of all the senior debt securities of that series to be due and payable immediately. Payment of the principal of subordinated debt securities may be accelerated only in the case of certain events of bankruptcy, insolvency or reorganization of us or one of our major depositary institution subsidiaries. Subordinated debt securities cannot be accelerated if we default in our performance of any other covenant, including payment of principal or interest. (Section 502)

Any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained the majority holders may, under certain circumstances, void the declaration. “Majority holders” are the holders of a majority of the aggregate principal amount of outstanding senior or subordinated debt securities of that series. (Section 502)

The majority holders may direct the time, method and place of conducting any proceeding for any remedy available to the applicable indenture trustee, or exercising any trust or power conferred on the applicable indenture trustee, for the senior or subordinated debt securities of that series. (Section 512). The applicable indenture trustee generally is not obligated to exercise any of its rights or powers under any senior or subordinated indenture at the request or direction of any of the holders, unless those holders offer the applicable indenture trustee reasonable indemnity. (Section 601)

A holder does not have the right to institute a proceeding with respect to the indenture, for the appointment of a receiver or a trustee, or for any other remedy, unless:

•	the holder has previously given written notice to the applicable indenture trustee of a continuing event of default;

•

the holders of not less than 25% of the aggregate principal amount of the outstanding debt securities of the applicable series have made a written request to the applicable indenture trustee to institute proceedings in respect of such event of default in its own name as trustee under the applicable indenture, and such holders have offered to the applicable indenture trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the applicable indenture trustee has failed to institute a proceeding within 60 days after receipt of such notice, request and offer of indemnity; and

•	the applicable indenture trustee has not received an inconsistent direction from the majority holders within such 60-day period. (Section 507)

However, these limitations do not apply to a suit for the enforcement of payment or conversion rights instituted on or after the respective due dates of the senior and subordinated debt securities of the applicable series. (Section 508)

Waivers of Certain Covenants and Past Defaults

The holders of not less than a majority of the aggregate principal amount of the outstanding senior and subordinated debt securities of each series may, on behalf of all holders of that series, waive our compliance with certain restrictive provisions of the applicable indenture. They also may waive any past default with respect to that series under the applicable indenture, except (1) a default in the payment of principal of, premium, if any, interest on or any additional amount, or (2) a default in the performance of certain covenants which cannot be modified without the consent of all of the holders of the applicable series. (Sections 513 and 1008)

Amendments to the Indentures

Supplemental Indentures with Consent of Holders

Unless we indicate otherwise in the applicable prospectus supplement, we and the applicable trustee may modify or amend an indenture, with the consent of the holders of at least 66-2/3% in principal amount of each series of the senior or subordinated debt securities affected by the modification or amendment. However, no modification or amendment may, without the consent of each holder affected by the modification or amendment:

•	change the due date of the principal of, or any premium or installment of interest on, or any additional amounts with respect to any debt security;

•

reduce the principal amount of, or the rate of interest on, or any additional amounts or premium, if any, payable with respect to any debt security, or, except as otherwise permitted, change an obligation to pay additional amounts with respect to any debt security, or adversely affect the right of repayment at the option of any holder, if any;

•

change the place of payment, the currency in which the principal of, any premium, if any, or interest on, or any additional amounts with respect to any debt security is payable or impair the right to institute suit for the enforcement of any such payment on or after the due date thereof (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of the holder, on or after the date for repayment);

•

reduce the percentage in principal amount of outstanding debt securities of any series the consent of whose holders is required for any supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the applicable indenture or certain defaults thereunder and their consequences) under the applicable indenture or reduce requirements for quorum or voting;

•

modify any of the provisions in the applicable indenture provisions described above under “Waivers of Certain Covenants and Past Defaults” and in this section “Amendments to the Indentures—Supplemental Indentures with Consent of Holders,” except to increase any percentage in principal amount of outstanding debt securities of any series the consent of whose holders is required for a supplemental indenture or waiver, or to provide that certain other provisions of the applicable indenture cannot be modified or waived without the consent of the holders of each outstanding debt security affected thereby;

•	adversely affect the right of any holder to convert any convertible debt securities; or

•	in the case of the subordinated indenture, modify the subordination provisions in a manner adverse to the holders of the subordinated debt securities. (Section 902)

Supplemental Indentures without Consent of Holders

Except as otherwise provided in the applicable prospectus supplement, we and the applicable indenture trustee may modify and amend an indenture without the consent of any holder for any of the following purposes:

•	to evidence the succession of another person to us, and the assumption by the successor of our covenants in the applicable indenture and in the debt securities;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in the applicable indenture;

•

to add or change any provisions of the applicable indenture to provide that bearer debt securities may be registrable as to principal, to change or eliminate restrictions on payments with respect to debt securities, to permit registered securities to be exchanged for bearer securities, to permit bearer securities to be exchanged for bearer securities of other authorized denominations or to permit or facilitate the issuance of securities in uncertificated form, provided any such action does not adversely affect the interests of the holders of any debt securities or related coupons in any material respect;

•	to establish the form or terms of debt securities of any series and any related coupons;

•

to evidence and provide for the acceptance of appointment by a successor trustee and to add to or change any provisions of the applicable indenture as necessary to provide for or facilitate the administration of the trusts under the applicable indenture by more than one trustee;

•

to cure any ambiguity or to correct or supplement any provision in the applicable indenture that may be defective or inconsistent with any other provision of the applicable indenture, or to make any other provisions with respect to matters or questions arising under the applicable indenture which do not adversely affect the interests of the holders of any debt securities or related coupons in any material respect;

•	to modify the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities;

•	to add additional events of default with respect to all or any series of debt securities;

•

to supplement any of the provisions of the applicable indenture to the extent necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided the action does not adversely affect the interests of the holders of any debt securities of that series or related coupons or any other debt securities or related coupons in any material respect;

•	to secure the debt securities;

•

to amend or supplement any provision of the applicable indenture or any supplemental indenture, provided that the amendment or supplement does not materially adversely affect the interests of the holders of outstanding debt securities; and

•	to make certain provisions with respect to conversion rights. (Section 901)

Legal Defeasance and Covenant Defeasance

If the applicable prospectus supplement provides for defeasance, we may at any time elect to defease and will be deemed to have paid and discharged our obligations on the applicable debt securities if:

•	no event of default has occurred and is continuing, or would occur upon the giving of notice or lapse of time, at the time of the satisfaction and discharge;

•

either (1) we have irrevocably deposited with the applicable indenture trustee sufficient cash or government securities to pay when due all the principal of, premium, if any, interest on and additional amounts, if any, with respect to the applicable debt securities, through the stated maturity or redemption date of the applicable debt securities (or, in the case of debt securities which have become due and payable, through the date of such deposit), or (2) we have properly fulfilled such other means of satisfaction and discharge as is provided in or pursuant to the applicable indenture for the applicable debt securities;

•	we have paid all other sums payable under the applicable indenture with respect to the applicable debt securities and any related coupons;

•

we have delivered to the applicable trustee a certificate of our independent public accountants certifying as to the sufficiency of the amounts deposited by us, and an officers’ certificate and opinion of counsel as required by the applicable indenture; and

•

we have delivered to the applicable trustee an opinion of counsel to the effect that the holders will have no federal income tax consequences as a result of the deposit or termination and if the applicable debt securities are listed on the New York Stock Exchange, an opinion of counsel that the applicable debt securities will not be delisted.

In the case of a defeasance, the holders of the applicable debt securities of the series will not be entitled to the benefits of the applicable indenture, except for the registration of transfer or exchange and the replacement of stolen, lost or mutilated applicable debt securities and the requirements regarding the maintenance of an office or agency where the applicable debt securities can be surrendered for payment or registration of transfer or exchange and the right of the holders of the applicable debt securities to receive from the deposited funds payment of the principal of, premium, if any, interest on, and any additional amounts, if any, with respect to the applicable debt securities when due. (Section 402)

Determining the Outstanding Debt Securities

Unless otherwise provided in or pursuant to the applicable indenture, we will consider the following factors in determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver under the applicable indenture or are present at a meeting of holders of debt securities for quorum purposes:

•

in the case of any debt security that by its terms provides for declaration of a principal amount less than the principal face amount of the debt security to be due and payable upon acceleration, the principal amount that will be deemed to be outstanding will be the principal amount that would be declared to be due and payable upon a declaration of acceleration thereof at the time of such determination;

•	in the case of any indexed security, the principal amount that will be deemed to be outstanding will be the principal face amount of the indexed security at original issuance;

•

in the case of any debt security denominated in one or more foreign currency units, the principal amount that will be deemed to be outstanding will be the U.S. dollar equivalent based on the applicable exchange rate or rates at the time of sale; and

•	any debt securities owned by us or any other obligor upon the debt securities or any of our or such other obligor’s affiliates, will be disregarded and deemed not to be outstanding. (Section 101)

Governing Law

The indentures will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Indenture Trustees

In the normal course of business, we and our subsidiaries conduct banking transactions with the indenture trustees, and the indenture trustees conduct banking transactions with us and our subsidiaries.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES

The following description of the terms and provisions of the trust preferred securities summarizes the general terms that will apply to each series of trust preferred securities. The applicable prospectus supplement will describe the specific terms of the series of trust preferred securities offered by that prospectus supplement and any general terms outlined in this section that will not apply to those trust preferred securities. The institutional trustee will act as trustee for each series of trust preferred securities under the applicable declaration of trust for purposes of compliance with the provisions of the Trust Indenture Act. The terms of each series of trust preferred securities will include those stated in the applicable declaration of trust and those made part of such declaration of trust by the Trust Indenture Act. This following description is not complete, and we refer you to the declaration of trust for each trust, a form of which we filed as an exhibit to the registration statement of which this prospectus is a part.

General

Each declaration of trust authorizes the administrative trustees of the applicable trust to issue common securities and trust preferred securities on behalf of such trust. The trust securities represent undivided beneficial interests in the assets of such trust. All of the common securities will be owned, directly or indirectly, by us. The common securities will rank equally, and payments will be made on the common securities on a ratable basis, with the trust preferred securities except as set forth below under “—Ranking of Common Securities.”

No declaration of trust permits a trust to issue any securities other than the trust securities or to incur any indebtedness. Under each declaration of trust, the institutional trustee will hold title to the junior subordinated debt securities purchased by such trust for the benefit of the holders of the trust securities.

Each series of trust preferred securities will be issued in the amount, at the price and on the terms described in the prospectus supplement relating to the offering of those trust preferred securities. These terms will be substantially the same as the terms of the corresponding junior subordinated debt securities.

We will guarantee the trust preferred securities to the extent described in the applicable prospectus supplement. The trust preferred securities guarantee agreement executed for the benefit of the holders of the trust preferred securities will be a guarantee on a junior subordinated basis with respect to the related trust preferred securities. However, such guarantee will not guarantee payment of distributions or amounts payable on redemption or liquidation of such trust preferred securities when a trust does not have funds available to make such payments. See “Description of the Trust Preferred Securities Guarantees.”

When a trust issues a series of trust preferred securities, the prospectus supplement relating to that new series will summarize the particular amount, price and other terms and provisions of that series of trust preferred securities. Those terms may include the following:

•	the distinctive designation of the trust preferred securities;

•	the number of trust preferred securities issued by the trust and the liquidation amount of each trust preferred security;

•	the annual distribution rate (or method of determining that rate) for the trust preferred securities and the dates upon which those distributions will be payable;

•	whether distributions on the trust preferred securities may be deferred and, if so, the maximum number of distributions that may be deferred and the terms and conditions of those deferrals;

•

whether distributions on the trust preferred securities will be cumulative, and, in the case of trust preferred securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions will be cumulative;

•

the amount or amounts which will be paid out of the assets of the trust to the holders of the trust preferred securities upon voluntary or involuntary dissolution, winding up or termination of the trust;

•

the obligation, if any, of the trust to purchase or redeem the trust preferred securities and the price or prices at which, the period within which, and the terms and conditions upon which the trust preferred securities will be purchased or redeemed, in whole or in part, in accordance with that obligation;

•	the denominations in which the trust preferred securities will be issuable;

•

the voting rights, if any, of the trust preferred securities in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the holders of the trust preferred securities as a condition to a specified action or amendment to the relevant declaration of trust;

•

whether the trust preferred securities will be convertible into or exchangeable for our common stock or preferred stock to the same extent and on the same terms as the underlying junior subordinated debt securities held by the trust, if applicable;

•	whether any remarketing or extension features will apply to the trust preferred securities; and

•	any other relevant rights, preferences, privileges, limitations or restrictions of the trust preferred securities.

Distributions

When this prospectus refers to any payment of distributions, distributions include any interest payable unless otherwise stated. When, as and if available for payment, distributions will be made by the institutional trustee, except as otherwise described below.

Distributions will be cumulative, will accumulate from the original issue date (unless otherwise specified in the prospectus supplement) and will be payable on the dates specified in the prospectus supplement. The distribution rate and the distribution dates and other payment dates for the trust preferred securities will correspond to the interest rate and distribution dates and other payment dates on the related junior subordinated debt securities.

If provided in the applicable prospectus supplement, we will have the right to defer interest payments on the junior subordinated debt securities for an extension period of up to the number of consecutive interest payment periods specified in the applicable prospectus supplement as described under “Description of the Junior Subordinated Debt Securities—Option to Extend Interest Payment Period.” Distributions will continue to accumulate additional distributions at the rate per annum set forth in the applicable prospectus supplement during any extension period.

Redemption

Unless otherwise provided in the applicable prospectus supplement, a trust may not redeem its trust preferred securities, except upon the occurrence of a special event, until the optional redemption date specified in such prospectus supplement. On or after such date, or upon the occurrence of a special event, upon any permitted redemption by us of any junior subordinated debt securities, the applicable trust will apply the proceeds from such redemption to redeem the corresponding trust preferred securities and common securities having an aggregate liquidation amount equal to the principal amount of the junior subordinated debt securities redeemed. The redemption price for any trust preferred securities so redeemed will be equal to their liquidation amount plus any accumulated and unpaid distributions on the securities redeemed to the date of redemption. A special event will result from certain changes in law or interpretation that will be described in the applicable prospectus supplement, which may include changes in tax, investment company or bank regulatory law or interpretation.

Except to the extent described under “—Ranking of Common Securities” below, the trust preferred securities and the common securities will be redeemed in proportion to their respective aggregate liquidation amounts outstanding. If required, we will obtain the prior approval of the Board of Governors of the Federal Reserve System, or Federal Reserve, before exercising the redemption rights described in the preceding paragraph. The specific procedures relating to the redemption of the trust preferred securities are set forth below.

Redemption Procedures

Because the trust preferred securities will be issued in the form of global securities held by The Depository Trust Company, or DTC, the following description relates to the procedures applicable to global securities. Please read “Book-Entry Procedures and Settlement” for more information about global securities.

The institutional trustee will give each holder of trust preferred securities at least 30, but not more than 60 days’ notice of any redemption of trust preferred securities of such series, which notice will be irrevocable. If the institutional trustee gives a notice of redemption of the trust preferred securities, then by 12:00 noon, New York City time, on the redemption date, unless otherwise specified in the applicable prospectus supplement, the institutional trustee will deposit irrevocably with DTC or its nominee, funds sufficient to pay the applicable redemption price to the extent we have paid the institutional trustee a sufficient amount of cash in connection with the related redemption or repayment of the corresponding junior subordinated debt securities. The institutional trustee will also give DTC irrevocable instructions and authority to pay the redemption price to the holders of such trust preferred securities.

If notice of redemption has been given and funds deposited as required, then, upon the date of such deposit, immediately before the close of business on the date of such deposit, distributions will cease to accrue on the trust preferred securities called for redemption and all rights of the holders of such trust preferred securities so called for redemption will cease, except the right of the holders of such trust preferred securities to receive the redemption price, but without interest on such redemption price.

If payment of the redemption price in respect of trust preferred securities called for redemption is improperly withheld or refused and not paid either by the applicable trust or by us pursuant to a guarantee as described under “Description of the Trust Preferred Guarantees,” distributions on such trust preferred securities will continue to accrue at the distribution rate for such trust preferred securities, unless otherwise specified in the applicable prospectus supplement, from the redemption date originally established by the applicable trust to the date such redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

Subject to applicable law including, without limitation, United States federal securities law, we or our affiliates may at any time and from time to time purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

Payment of the redemption price on the trust preferred securities and any distribution or exchange of junior subordinated debt securities to holders of trust preferred securities shall be made to the applicable record holders thereof as they appear on the register for such trust preferred securities on the relevant record date, which shall be one business day before the redemption date or liquidation date, as applicable, so long as the securities are in book-entry form.

If a trust redeems less than all of its trust securities on a redemption date, then the aggregate liquidation amount of such trust securities to be redeemed shall be allocated proportionately among the trust securities. In the case of trust preferred securities held by DTC (or any successor) or its nominee, the distribution of the proceeds of such redemption will be made in accordance with the procedures of DTC or its nominee.

Distribution of the Junior Subordinated Debt Securities

Unless stated otherwise in the applicable prospectus supplement, we will have the right at any time to elect to dissolve a trust by causing the junior subordinated debt securities it holds to be distributed to the holders of the related trust securities. This may require the prior approval of the Federal Reserve. If we elect to dissolve a trust, the junior subordinated debt securities will be distributed to the holders of related trust securities in exchange therefor, and thereupon the trust shall dissolve.

If the applicable junior subordinated debt securities are distributed to the holders of the trust preferred securities, we will attempt to cause the junior subordinated debt securities to be listed on the New York Stock Exchange or on such other exchange as the trust preferred securities are then listed.

After the date for any distribution of junior subordinated debt securities upon dissolution of any trust:

•	the trust preferred securities of such trust will no longer be deemed to be outstanding;

•

the securities depositary or its nominee, as the record holder of the trust preferred securities, will receive a registered global certificate or certificates representing the junior subordinated debt securities to be delivered upon such distribution; and

•

any certificates representing trust preferred securities not held by the depositary or its nominee will be deemed to represent junior subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and with accrued and unpaid interest equal to accrued and unpaid distributions on, such trust preferred securities until such certificates are presented to us or our agent for transfer or reissue.

There can be no assurance as to the market prices for either the trust preferred securities or the junior subordinated debt securities that may be distributed in exchange for the trust preferred securities if a dissolution and liquidation of a trust were to occur. This means that the trust preferred securities that an investor may purchase, whether pursuant to the offer made by this prospectus or in the secondary market, or the junior subordinated debt securities that an investor may receive if a dissolution and liquidation of the trust were to occur, may trade at a discount to the price that the investor paid to purchase the trust preferred securities.

Liquidation Distribution Upon Dissolution

This prospectus refers to any voluntary or involuntary liquidation, dissolution, winding-up or termination of a trust as a “liquidation.” Upon the liquidation of a trust, the holders of the trust preferred securities will be entitled to receive the stated liquidation amount of their securities plus accrued and unpaid distributions thereon to the date of payment. However, such holders will not receive such distribution if we instead distribute on a ratable basis to the holders of the trust preferred securities junior subordinated debt securities in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and with accrued and unpaid interest equal to accrued and unpaid distributions on, the trust preferred securities outstanding at such time. See “—Distribution of the Junior Subordinated Debt Securities” above.

If this distribution can be paid only in part because a trust has insufficient assets available to pay in full such aggregate liquidation distribution, then the amounts payable directly by such trust on its trust securities shall be paid on a pro rata basis, except as set forth below under “—Ranking of Common Securities.”

Pursuant to the applicable declaration of trust, a trust will dissolve:

(1)	unless earlier dissolved, on the expiration of the term of such trust;

(2)	upon the bankruptcy of us or the holder of the common securities;

(3)	upon (a) the filing of a certificate of dissolution or its equivalent regarding the holder of the common securities or us or (b) the revocation of the charter of the holder of common securities or of our charter and the expiration of 90 days after the date of such action without a reinstatement thereof;

(4)	upon the distribution of junior subordinated debt securities to holders of trust preferred securities after an election by us to make such a distribution and dissolve the trust;

(5)	upon the entry of a decree of a judicial dissolution of the holder of the common securities, us or the trust;

(6)	before the trust issues any trust securities, with the consent of the administrative trustees and the Corporation; or

(7)	upon the redemption of all the trust securities of such trust.

Ranking of Common Securities

In connection with the issuance of trust preferred securities, each trust will also issue a series of common securities to us. Payment of distributions on, and the redemption price of and the liquidation distribution in respect of, trust preferred securities and common securities, as applicable, shall be made pro rata based on the liquidation amount of such trust preferred securities and common securities, except that upon certain events of default under the applicable declaration of trust relating to payment defaults on the corresponding junior subordinated debt securities, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities.

In the case of any event of default under a declaration of trust resulting from an event of default under the junior subordinated indenture, we as holder of the trust’s common securities will have no right to act with respect to the event of default until the effect of all events of default with respect to such trust preferred securities have been cured, waived or otherwise eliminated, as described under “—Declaration Defaults” below.

Declaration Defaults

An “indenture default” is a default under a junior subordinated indenture and also constitutes a “declaration default,” which is an event of default under a declaration of trust relating to the trust securities. Pursuant to each declaration of trust, any holder of the common securities will be deemed to have waived any declaration defaults relating to the common securities until all declaration defaults relating to the trust preferred securities have been cured, waived or otherwise eliminated. Until such declaration defaults relating to the trust preferred securities have been so cured, waived or otherwise eliminated, the institutional trustee will be deemed to be acting solely on behalf of the holders of the trust preferred securities. Only the holders of the trust preferred securities will have the right to direct the institutional trustee as to matters under the applicable declaration of trust, and therefore the junior subordinated indenture. If any declaration default relating to the trust preferred securities is waived by the holders of the trust preferred securities as provided in the applicable declaration of trust, such waiver will also constitute a waiver of such declaration default relating to the common securities for all purposes under the applicable declaration of trust without any further act, vote or consent of the holders of common securities. See “—Voting Rights.”

If the institutional trustee fails to enforce its rights under the junior subordinated debt securities, any holder of trust preferred securities may directly institute a legal proceeding against us to enforce these rights without first suing the institutional trustee or any other person or entity. If a declaration default has occurred and is continuing and such event is attributable to our failure to pay interest or principal on the junior subordinated debt securities on the date such interest or principal is otherwise payable, or in the case of redemption, the redemption date, then a holder of trust preferred securities may also bring a direct action. This means that a holder may directly sue for enforcement of payment to such holder of the principal of or interest on junior subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the trust preferred securities of such holder on or after the respective due date specified in the junior subordinated debt securities. Such holder need not first (1) direct the institutional trustee to enforce the terms of the junior subordinated debt securities or (2) sue us to enforce the institutional trustee’s rights under the junior subordinated debt securities.

In connection with such direct action, we will be subrogated to the rights of such holder of trust preferred securities under the applicable declaration of trust to the extent of any payment made by us to such holder of trust preferred securities in such direct action. This means that we will be entitled to payment of amounts that a holder of trust preferred securities receives in respect of an unpaid distribution that resulted in the bringing of a direct action to the extent that such holder receives or has already received full payment relating to such unpaid distribution from the trust. The holders of trust preferred securities will not be able to exercise directly any other remedy available to the holders of the junior subordinated debt securities.

Upon the occurrence of an indenture event of default, as described under “Description of the Junior Subordinated Debt Securities—Indenture Events of Default,” the institutional trustee as the sole holder of the junior subordinated debt securities will have the right under the junior subordinated indenture to declare the principal of and interest on the junior subordinated debt securities to be immediately due and payable.

The Corporation and each trust are each required to file annually with the institutional trustee an officers’ certificate as to their compliance with all conditions and covenants under the applicable declaration of trust.

Merger, Consolidation and Amalgamation

A trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other body except as described below. A trust may, with the consent of the administrative trustees and without the consent of the holders of the trust securities, the Delaware trustee, or the institutional trustee, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State, provided that:

(1)	such successor entity either:

(a)	expressly assumes all of the obligations of the trust under the trust securities; or

(b)	substitutes for the trust preferred securities other successor securities having substantially the same terms as the trust preferred securities, so long as the successor securities rank the same as the trust preferred securities rank regarding distributions and payments upon liquidation, redemption and otherwise;

(2)	we, as issuer of the junior subordinated debt securities, expressly acknowledge a trustee of such successor entity possessing the same powers and duties as the institutional trustee, in its capacity as the holder of the junior subordinated debt securities;

(3)	immediately following such merger, consolidation, amalgamation or replacement, the trust preferred securities or any successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the trust preferred securities are then listed or quoted, if any;

(4)	such merger, consolidation, amalgamation or replacement does not cause the trust preferred securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;

(5)	such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, in any material respect, other than in connection with any dilution of the holders’ interest in the new entity;

(6)	such successor entity has a purpose identical to that of the trust;

(7)	prior to such merger, consolidation, amalgamation or replacement, the trust has received an opinion of a nationally recognized independent counsel to the trust experienced in such matters to the effect that:

(a)	such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, in any material respect, other than in connection with any dilution of the holders’ interest in the new entity;

(b)	following such merger, consolidation, amalgamation or replacement, neither the trust nor such successor entity will be required to register as an “investment company” under the Investment Company Act of 1940, or the Investment Company Act; and

(c)	following such merger, consolidation, amalgamation or replacement, the trust or such successor entity will continue to be classified as a grantor trust for United States federal income tax purposes; and

(8)	we guarantee the obligations of such successor entity under the successor securities at least to the extent provided by the guarantee.

Voting Rights

Except as described in this prospectus under “Description of the Trust Preferred Securities Guarantees—Amendments and Assignment,” and except as provided under Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code §3801 et seq., as it may be amended from time to time, or any successor legislation, or the Statutory Trust Act, the Trust Indenture Act and as otherwise required by law and the applicable declaration of trust, the holders of the trust preferred securities will have no voting rights.

The holders of a majority in aggregate liquidation amount of the trust securities have the right to direct any proceeding for any remedy available to the institutional trustee so long as the institutional trustee receives the tax opinion discussed below. The holders also have the right to direct the institutional trustee, as holder of the junior subordinated debt securities, to:

(1)	direct any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee with respect to the junior subordinated debt securities;

(2)	waive any past indenture default that may be waived under the junior subordinated indenture;

(3)	exercise any right to rescind or annul an acceleration of the maturity of the corresponding junior subordinated debt securities; or

(4)	consent to any amendment, modification or termination of the junior subordinated indenture where such consent is required.

If a default under a junior subordinated indenture has occurred, we, as holder of the common securities of the applicable trust, will be restricted in our ability to direct the institutional trustee, as described under “—Declaration Defaults” above.

The institutional trustee is required to notify all holders of the trust preferred securities of any notice of default received from the indenture trustee. The notice is required to state that the default also constitutes a declaration default. Except for directing the time, method and place of conducting a proceeding for a remedy available to the institutional trustee, the institutional trustee will not take any of the actions described in clauses (1), (2), (3) or (4) above unless the institutional trustee receives an opinion of a nationally recognized independent tax counsel. The opinion must be to the effect that, as a result of such action, the applicable trust will not fail to be classified as a grantor trust for United States federal income tax purposes.

If the consent of the institutional trustee is required under the junior subordinated indenture for any amendment, modification or termination of the junior subordinated indenture, the institutional trustee is required to request the written direction of the holders of the trust securities. Then, the institutional trustee will vote as directed by a majority in liquidation amount of the trust securities voting together as a single class. Where any amendment, modification or termination under the junior subordinated indenture would require the consent of a super majority, however, the institutional trustee may only give such consent at the direction of the holders of the same super majority of the holders of the trust securities. The institutional trustee is not required to take any such action in accordance with the directions of the holders of the trust securities unless the institutional trustee has obtained a tax opinion to the effect described above.

A waiver of an indenture default by the institutional trustee at the direction of the holders of the trust preferred securities will constitute a waiver of the corresponding declaration default.

Any required approval or direction of holders of trust preferred securities may be given at a separate meeting of holders of trust preferred securities convened for such purpose, at a meeting of all of the holders of trust securities or by written consent. The administrative trustees will mail to each holder of record of trust preferred securities a notice of any meeting at which such holders are entitled to vote. Each such notice will include a statement setting forth the following information:

•	the date and time of such meeting;

•	a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote; and

•	instructions for the delivery of proxies.

No vote or consent of the holders of trust preferred securities will be required for the trust to redeem and cancel trust preferred securities or distribute junior subordinated debt securities in accordance with the declaration of trust.

Despite the fact that holders of trust preferred securities are entitled to vote or consent under the circumstances described above, any trust preferred securities that are owned at the time by us or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, us, will not be entitled to vote or consent. Instead, these trust preferred securities will be treated for purposes of such vote or consent as if they were not outstanding.

Holders of the trust preferred securities generally will have no rights to appoint or remove the administrative trustees. Instead, these trustees may be appointed, removed or replaced solely by us as the indirect or direct holder of all of the common securities.

Amendment of Declarations of Trust

The administrative trustees may generally amend a declaration of trust without the consent of the holders of the trust preferred securities, unless such amendment will materially and adversely affect the rights, privileges or preferences of any holder of trust preferred securities. In particular, the administrative trustees may amend a declaration of trust to:

•

cure any ambiguity, correct or supplement any provisions in such declaration of trust that may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such declaration of trust, which may not be inconsistent with the other provisions of such declaration of trust;

•

modify, eliminate or add to any provisions of such declaration of trust to such extent as shall be necessary to ensure that such trust will be classified for United States federal income tax purposes as a grantor trust at all times that any trust securities are outstanding, to ensure that such trust will not be required to register as an “investment company” under the Investment Company Act or to ensure the treatment of the trust preferred securities as Tier 1 regulatory capital under prevailing Federal Reserve rules and regulations;

•	add to our covenants, restrictions or obligations;

•	maintain the qualification of such declaration of trust under the Trust Indenture Act; or

•	modify, eliminate or add to any provision of such declaration of trust to such extent as may be reasonably necessary to effectuate any of the foregoing or to otherwise comply with applicable law.

Such amendment may only be made with the consent of the institutional trustee, if the rights, powers, duties, obligations or immunities of the institutional trustee will be affected, and with the consent of the Delaware trustee, if the rights, powers, duties, obligations or immunities of the Delaware trustee will be affected.

If any proposed amendment provides for, or the administrative trustees otherwise propose to effect,

(1)	any action that would adversely affect the powers, preferences or special rights of the trust securities of the trust, whether by way of amendment to the declaration of trust or otherwise or

(2)	the dissolution, winding-up or termination of the trust other than pursuant to the terms of the declaration of trust,

then the holders of the trust securities of such trust, voting together as a single class, will be entitled to vote on such amendment or proposal. Such amendment or proposal shall not be effective except with the approval of holders of at least a majority in liquidation amount of the trust securities of the trust, voting together as a single class. If, however, any amendment or proposal referred to in clause (1) above would adversely affect only the trust preferred securities or the common securities, then only holders of the affected class will be entitled to vote on such amendment or proposal. Such amendment or proposal shall not be effective except with the approval of holders of a majority in liquidation amount of such class of trust securities.

Despite the foregoing, no amendment or modification may be made to a declaration of trust if such amendment or modification would:

•	cause the applicable trust to be classified for United States federal income tax purposes as other than a grantor trust,

•	reduce or otherwise adversely affect the powers of the institutional trustee in contravention of the Trust Indenture Act, or

•	cause the applicable trust to be deemed an “investment company” which is required to be registered under the Investment Company Act.

Payment and Paying Agent

Payments on the trust preferred securities shall be made to the depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates as specified under “Book-Entry Procedures and Settlement”.

Unless otherwise specified in the applicable prospectus supplement, the paying agent shall initially be the institutional trustee and any co-paying agent chosen by the institutional trustee and acceptable to us and to the administrative trustees. The paying agent shall be permitted to resign as paying agent upon 30 days’ written notice to the administrative trustees, to the institutional trustee and to us. In the event that the institutional trustee shall no longer be the paying agent, the administrative trustees will appoint a successor, which will be a bank or trust company acceptable to us and the institutional trustee, to act as paying agent.

Registrar and Transfer Agent

Unless otherwise specified in the applicable prospectus supplement, the administrative trustees, or an agent designated by the administrative trustees for a trust will act as registrar and transfer agent for the trust preferred securities issued by that trust.

Registration of transfers of trust preferred securities will be effected without charge by or on behalf of the applicable trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. A trust will not be required to register or cause to be registered the transfer of its trust preferred securities after such trust preferred securities have been called for redemption.

Information Concerning the Institutional Trustee

The institutional trustee for each trust holds title to the junior subordinated debt securities purchased by the trust for the benefit of the holders of the trust’s trust securities. In that capacity, the institutional trustee has the power to exercise all rights, power and privileges as a holder under the junior subordinated indenture pursuant to which the junior subordinated debt securities are issued. In addition, the institutional trustee has exclusive control of a segregated non-interest-bearing account of the trust, in which all payments made on the junior subordinated debt securities will be held for the benefit of the holders of the applicable trust preferred securities. The institutional trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the applicable trust preferred securities out of funds in that account.

Prior to the occurrence and during the continuance of an event of default under the applicable declaration of trust, the institutional trustee will undertake to perform only such duties as are specifically set forth in the applicable declaration of trust. After a default, the institutional trustee will exercise the same degree of care and skill as a prudent individual would exercise or use in the conduct of his or her own affairs.

However, the institutional trustee is under no obligation to exercise any of the powers vested in it by the applicable declaration of trust at the request of any holder of trust preferred securities unless offered indemnity reasonably satisfactory to it by such holder against the costs, expenses and liabilities which might be incurred thereby. Despite the foregoing, the holders of trust preferred securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the institutional trustee to take any action following a declaration default.

If no declaration default has occurred and is continuing and the institutional trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable declaration of trust or is unsure of the application of any provision of such declaration of trust, and the matter is not one on which holders of trust preferred securities are entitled under such declaration of trust to vote, then the institutional trustee will take such action as is directed by us and, if not so directed, shall take such action as it deems necessary and will have no liability except for its own bad faith, negligence or willful misconduct.

We and certain of our subsidiaries may maintain deposit accounts and banking relationships and conduct other banking and corporate securities transactions with the institutional trustee or its affiliates in the ordinary course of their businesses.

Miscellaneous

The administrative trustees for any trust are authorized and directed to conduct the affairs of and to operate that trust in such a way that it:

•	will not be required to register as an “investment company” under the Investment Company Act;

•	will not cause the trust to be characterized as other than a grantor trust for United States federal income tax purposes; and

•	cooperates with us to cause the junior subordinated debt securities held by that trust to be treated as indebtedness of ours for United States federal income tax purposes.

Holders of the trust preferred securities have no preemptive or similar rights.

No trust may borrow money or issue debt or mortgage or pledge any of its assets.

Governing Law

The declarations of trust will be governed by and construed in accordance with the laws of the State of Delaware.

DESCRIPTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

The following description of the terms and provisions of our junior subordinated debt securities summarizes the general terms that will apply to each series of junior subordinated debt securities that will be issued and sold by us and purchased by the trust that issues the corresponding series of trust preferred securities. Each prospectus supplement will describe the specific terms of the series of junior subordinated debt securities through that prospectus supplement and any general terms outlined in this section that will not apply to those junior subordinated debt securities.

Unless otherwise specified in the applicable prospectus supplement, each time a trust issues a series of trust preferred securities, we will issue a new series of junior subordinated debt securities. Each series of junior subordinated debt securities will be issued under a corresponding indenture between us and the indenture trustee, as may be supplemented from time to time by one or more supplemental indentures (each, a “junior subordinated indenture”). There is no limit on the aggregate principal amount of junior subordinated debt securities we may issue, and we may issue the junior subordinated debt securities from time to time in one or more series under a supplemental indenture or pursuant to a resolution of our Board of Directors. Each purchaser should read the applicable junior subordinated indenture for additional information before purchasing any trust preferred securities.

General

Unless the applicable prospectus supplement states otherwise, we will issue each new series of junior subordinated debt securities in a total principal amount equal to the total liquidation amount of the trust preferred securities and common securities that the applicable trust issues. The applicable trust will use the proceeds of the issuance and sale of the trust securities to purchase the corresponding junior subordinated debt securities from us. Unless the applicable prospectus supplement states otherwise, the interest payment provisions of the junior subordinated debt securities will correspond to the distribution payment provisions of the corresponding series of trust preferred securities.

Each series of junior subordinated debt securities will be unsecured and, unless stated otherwise in the applicable prospectus supplement, will rank equally with all of our other series of junior subordinated debt securities. Each series of junior subordinated debt securities, will be subordinated to all of our existing and future “Senior Indebtedness,” as such term is defined in the applicable prospectus supplement.

Under circumstances involving the dissolution of a trust, the junior subordinated debt securities owned by that trust may be distributed to the holders of trust preferred securities in liquidation of that trust, provided that any required regulatory approval is obtained.

A prospectus supplement relating to a series of junior subordinated debt securities being offered will include specific terms relating to the offering. The terms will include some or all of the following:

•

the title and type of the junior subordinated debt securities of the series, which will distinguish the junior subordinated debt securities of the series from all other junior subordinated debt securities;

•	any limit on the total principal amount of the junior subordinated debt securities of the series;

•	the price at which the junior subordinated debt securities of the series will be issued;

•	the date or dates on which the principal of and any premium on the junior subordinated debt securities of the series will be payable;

•	the maturity date or dates of the junior subordinated debt securities of the series or the method by which those dates can be determined;

•	if the junior subordinated debt securities of the series will bear interest:

•	the interest rate on the junior subordinated debt securities of the series or the method by which the interest rate may be determined;

•	whether payment of interest will be contingent in any respect and/or the interest rate reset;

•	the date from which interest will accrue;

•	the record and interest payment dates for the junior subordinated debt securities of the series;

•	the circumstances under which we may defer interest payments; and

•	any remarketing or extension features of the junior subordinated debt securities of the series;

•	the place or places where:

•	payments of principal of and premium, if any, and interest on the junior subordinated debt securities of the series will be payable;

•	the junior subordinated debt securities of the series can be surrendered for registration of transfer or exchange; and

•	notices and demands can be given to us relating to the junior subordinated debt securities of the series and under the applicable junior subordinated indenture;

•

the period or periods within which, or the date or dates on which, if any, the price or prices at which and the terms and conditions upon which the junior subordinated debt securities of the series may be redeemed, in whole or in part, at our option;

•

our obligation, if any, to redeem, repay or purchase the junior subordinated debt securities of the series, and the period or periods within which, the price or prices at which, and the other terms and conditions upon which junior subordinated debt securities of the series will be redeemed, repaid or purchased, in whole or in part, in accordance with that obligation;

•	any sinking fund provisions that would obligate us to redeem the junior subordinated debt securities of the series before their final maturity;

•

whether the junior subordinated debt securities of the series will be convertible into or exchangeable for shares of common stock or shares of preferred stock and, if so, the terms and conditions of any such conversion or exchange, and, if convertible into or exchangeable for shares of preferred stock, the terms of such preferred stock;

•

the additions or changes, if any, to the applicable junior subordinated indenture regarding the junior subordinated debt securities of the series as will be necessary to permit or facilitate the issuance of the junior subordinated debt securities of the series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•	the denominations in which any junior subordinated debt securities of the series will be issuable;

•

if other than U.S. dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest, if any, on the junior subordinated debt securities of the series will be payable, or in which the junior subordinated debt securities of the series will be denominated;

•

any circumstances under which the junior subordinated debt securities of the series may be paid in a currency other than the currency in which the junior subordinated debt securities are denominated and any provisions relating thereto;

•	whether the provisions described below under the heading “—Satisfaction and Discharge” apply to the junior subordinated debt securities of the series;

•

any events of default which will apply to the junior subordinated debt securities of the series in addition to those contained in the applicable junior subordinated indenture and any events of default contained in the applicable junior subordinated indenture which will not apply to the junior subordinated debt securities of the series;

•

if other than the principal amount, the portion of the principal amount of junior subordinated debt securities of the series that will be payable upon declaration of acceleration of the maturity of the junior subordinated debt securities of the series;

•

any additions or changes to or deletions of the covenants contained in the applicable junior subordinated indenture and the ability, if any, of the holders to waive our compliance with those additional or changed covenants;

•

whether any junior subordinated debt securities of the series will be issuable in whole or in part in the form of one of more global securities and, if so, the respective depositaries for the global securities and the form of any legend or legends which will be borne by any global security, if applicable;

•

whether the junior subordinated debt securities of the series, or any portion thereof, will initially be issuable in the form of a temporary global security representing all or a portion of the junior subordinated debt securities of the series and provisions for the exchange of the temporary global security for definitive junior subordinated debt securities of the series;

•	the identity of the security registrar and paying agent for the junior subordinated debt securities of the series if other than the institutional trustee;

•	any special tax implications of the junior subordinated debt securities of the series;

•	any special provisions relating to the payment of any additional amounts on the junior subordinated debt securities of the series;

•	the terms of any securities being offered together with or separately from the junior subordinated debt securities of the series;

•

the terms and conditions of any obligation or our right or the right of a holder to convert or exchange the junior subordinated debt securities of the series into trust preferred securities or other securities; and

•	any other terms of the junior subordinated debt securities of the series.

Whenever the term “holder” is used in this prospectus with respect to a registered junior subordinated debt security, it refers to the person in whose name such junior subordinated debt security is registered in the security register.

Subordination

Unless otherwise stated in the applicable prospectus supplement, each series of junior subordinated debt securities will be subordinated and junior in right of payment to all our existing and future Senior Indebtedness (as such term is defined in the applicable prospectus supplement).

This means that no payment of principal, including redemption payments, premium, if any, or interest on the junior subordinated debt securities may be made if:

•	any of our Senior Indebtedness has not been paid when due and any applicable grace period relating to such default has ended and such default has not been cured or been waived or ceased to exist; or

•	the maturity of any of our Senior Indebtedness has been accelerated because of a default.

Upon any payment by us or distribution of our assets to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due or to become due on all of our Senior Indebtedness must be paid in full before the holders of junior subordinated debt securities are entitled to receive or retain any payment.

Conversion or Exchange

The terms on which a series of junior subordinated debt securities may be convertible or exchangeable into trust preferred securities, our common stock, preferred stock or other securities will be set forth in the applicable prospectus supplement relating to such series. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of trust preferred securities or other securities to be received by the holders of junior subordinated debt securities shall be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Redemption

Unless stated otherwise in the accompanying prospectus supplement, we shall have the right to redeem junior subordinated debt securities as described above under “Description of the Trust Preferred Securities—Redemption.” The redemption price for any junior subordinated debt securities so redeemed will equal any accrued and unpaid interest to the redemption date, plus 100% of the outstanding principal amount, unless the applicable prospectus supplement states differently.

Option to Extend Interest Payment Period

If provided in the applicable prospectus supplement, we will have the right from time to time to defer interest payments by extending the interest payment period for up to such number of consecutive interest payment periods as may be specified in the applicable prospectus supplement, subject to the terms, conditions and covenants, if any, specified in such prospectus supplement.

Some U.S. federal income tax consequences and considerations applicable to any junior subordinated debt securities that permit a deferral of interest payments will be described in the applicable prospectus supplement.

If the institutional trustee is the sole holder of the series of junior subordinated debt securities for which we are deferring interest, we will give the administrative trustees and the institutional trustee notice of our selection of an extension period at least one business day prior to the earlier of:

(1)	the date distributions on the corresponding trust preferred securities would be payable, if not for such extension period, or

(2)	the date the administrative trustees of the applicable trust are required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the corresponding trust preferred securities of the record date or the date such distributions would be payable, if not for such extension period, but in any event at least one business day prior to such record date.

The administrative trustees will give notice of our selection of such extension period to the holders of the corresponding trust preferred securities. If the institutional trustee is not the sole holder of the junior subordinated debt securities for which we are deferring interest, we will give the holders of the junior subordinated debt securities notice of our selection of the extension period ten business days prior to the earlier of:

(1)	the next succeeding interest payment date; or

(2)	the date upon which we are required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the junior subordinated debt securities of the record or payment date of such related interest payment.

Indenture Events of Default

Each junior subordinated indenture will provide that the following are indenture events of default relating to the junior subordinated debt securities:

(1)	failure to pay in full interest accrued (including any interest accrued on deferred payments) on any junior subordinated debt security upon the conclusion of a period of consecutive interest payment periods (such period to be stated in the applicable prospectus supplement) commencing with the earliest quarterly or semi-annual period for which interest has not been paid in full and continuance of such failure to pay for a period of 30 days;

(2)	the applicable trust shall have voluntarily or involuntarily dissolved, wound-up its business or otherwise terminated its existence except in connection with (i) the distribution of the junior subordinated debt securities to holders of the trust preferred securities, (ii) the redemption of all outstanding trust preferred securities, or (iii) certain mergers, consolidations or amalgamations;

(3)	specified events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee; or

(4)	any other indenture event of default that may be specified for the junior subordinated debt securities of a series when that series is created.

If any indenture event of default shall occur and be continuing, either the indenture trustee or the holders of 25% or more in principal amount of the junior subordinated debt securities, will have the right to declare the principal of and the interest on the junior subordinated debt securities, including any accrued and unpaid interest (including any additional amounts, as defined in the applicable prospectus supplement), and any other amounts payable under the junior subordinated indenture to be immediately due and payable. The indenture trustee may also enforce its other rights as a creditor relating to the junior subordinated debt securities.

Indenture Defaults

Each junior subordinated indenture will provide that the following are “indenture defaults” relating to the junior subordinated debt securities:

(1)	an indenture event of default, as described above;

(2)	a default in the payment of the principal of, or premium, if any, on any junior subordinated debt security when payable, whether at its final maturity or upon redemption or otherwise;

(3)	a default for 30 days in the payment of any installment of interest on any junior subordinated debt security;

(4)	a default by us for 90 days after written notice in the performance of any other covenant in respect of the junior subordinated debt securities; and

(5)	the applicable trust shall have voluntarily or involuntarily dissolved, wound-up its business or otherwise terminated its existence, except in connection with (i) the distribution of the junior subordinated debt securities to holders of the trust securities in liquidation or redemption of their interests in the trust upon a special event, (ii) the redemption of all of the outstanding trust preferred securities of such trust or (iii) certain mergers, consolidations or amalgamations of the trust.

There is no right of acceleration with respect to indenture defaults, except for indenture defaults that are also indenture events of default, as defined above. An indenture default will also constitute a declaration default. The holders of trust preferred securities in limited circumstances will have the right to direct the indenture trustee to exercise their rights as the holders of the junior subordinated debt securities. See “Description of the Trust Preferred Securities—Declaration Defaults” and “—Voting Rights.”

Any deferral of interest or extension of interest payment period on the junior subordinated debt securities made in accordance with any interest deferral provisions of the corresponding prospectus supplement will not constitute a default under any junior subordinated indenture.

The indenture trustee may withhold notice to the holders of the junior subordinated debt securities of any default with respect thereto, except in the payment of principal, premium or interest, if it considers such withholding to be in the interests of such holders.

Enforcement of Rights by Holders of Trust Preferred Securities

If a default occurs under any junior subordinated indenture and that default is attributable to our failure to pay interest, premium, if any, or principal on the junior subordinated debt securities when due, then if the junior subordinated debt securities are held by a trust, a holder of the related trust preferred securities may institute a legal proceeding directly against us for enforcement of payment on the junior subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the trust preferred securities of that holder. The holders of trust preferred securities will not be able to exercise directly any other remedy available to the holders of the junior subordinated debt securities.

Consolidation, Merger and Sale of Assets

Each junior subordinated indenture will provide that we will not consolidate or merge with another corporation or convey, transfer or lease our assets substantially as an entirety unless:

•

the successor is a corporation organized in the United States and expressly assumes the due and punctual payment of the principal of, and premium, if any, and interest (including additional amounts) on all junior subordinated debt securities issued thereunder and the performance of every other covenant of the junior subordinated indenture on our part;

•	immediately thereafter no default and no event which, after notice or lapse of time, or both, would become a default, shall have happened and be continuing; and

•

we have delivered to the indenture trustee an officer’s certificate stating that such merger, conveyance, transfer or lease and any supplemental junior subordinated indenture will comply with the terms of the junior subordinated indenture.

Upon any such consolidation, merger, conveyance, transfer or lease, the successor corporation shall succeed to and be substituted for us under the junior subordinated indenture. Thereafter we shall be relieved of all obligations and covenants under the junior subordinated indenture and the junior subordinated debt securities. See “Description of the Trust Preferred Securities—Merger, Consolidation or Amalgamation” above.

Certain Covenants

Unless stated otherwise in the applicable prospectus supplement, so long as any trust has trust preferred securities outstanding, we will covenant in each junior subordinated indenture to:

(1)	directly or indirectly maintain 100% ownership of the common securities of the trust, unless a permitted successor succeeds to our ownership of the common securities;

(2)	not voluntarily dissolve, wind-up or terminate the trust, except in connection with:

(a)	a distribution of junior subordinated debt securities; or

(b)	mergers, consolidations or amalgamations of the trust permitted by the declaration of trust;

(3)	timely perform our duties as sponsor of the trust; and

(4)	use our reasonable efforts to cause the trust to:

(a)	remain a statutory trust, except in connection with the distribution of junior subordinated debt securities to the holders of trust securities in liquidation of the trust, the redemption of all of the trust securities of such trust, or mergers, consolidations or amalgamations of the trust, each as permitted by the declaration of trust of such trust, and

(b)	otherwise continue to be classified as a grantor trust for United States federal income tax purposes.

Modifications and Amendments

Without the consent of any holders of junior subordinated debt securities, we and the indenture trustee may through supplemental indentures make certain modifications and amendments to a junior subordinated indenture to add covenants for the benefit of holders of all or any series of junior subordinated debt securities, to add additional defaults, to change or eliminate provisions of such indenture when no junior subordinated debt security of any series created prior thereto is entitled to the benefit of such provision, to cure ambiguities, correct or supplement any defects or inconsistent provisions or make any other provision provided that such cure, correction, supplement or provision does not materially adversely affect the interests of the holders of any junior subordinated debt securities, and for certain other specified purposes.

We and the trustees, with the consent of the holders of at least a majority in aggregate principal amount of the junior subordinated debt securities of a series that are affected by the modification, may modify the applicable junior subordinated indenture or any supplemental indenture affecting that series or the rights of the holders of such junior subordinated debt securities. However, no such modification or amendment may, without the consent of the holder of each junior subordinated debt security affected thereby:

(1)	change the date on which principal of or interest on such securities is due and payable;

(2)	reduce the rate of interest on such securities;

(3)	reduce the principal amount of such securities or the premium, if any, on such securities;

(4)	change the place any principal, premium or interest is payable;

(5)	change the currency in which any such securities or any interest thereon are payable; or

(6)	impair the right of holders of trust preferred securities to take direct action against us as described under “Description of the Trust Preferred Securities—Declaration Defaults.”

In addition, a junior subordinated indenture may not be amended without the consent of each holder of junior subordinated debt securities affected thereby to modify the subordination of the junior subordinated debt securities issued under that junior subordinated indenture in a manner adverse to the holders of the junior subordinated debt securities.

Satisfaction and Discharge

A junior subordinated indenture will cease to be of further effect and we will be deemed to have satisfied and discharged our obligations under such junior subordinated indenture when all junior subordinated debt securities issued under such indenture not previously delivered to the indenture trustee for cancellation:

•	have become due and payable;

•	will become due and payable at their final maturity within one year; or

•	are to be called for redemption within one year;

and, in each case, subject to prior approval of the Federal Reserve, if required, we have deposited with the indenture trustee funds sufficient to make all remaining interest and principal payments on the junior subordinated debt securities of that series and any other amounts payable under the junior subordinated indenture, and we have provided the indenture trustee with an officer’s certificate and opinion of counsel stating that the applicable terms of the junior subordinated indenture have been complied with.

Book-Entry and Settlement

Unless stated otherwise in the applicable prospectus supplement, if junior subordinated debt securities are distributed to holders of trust preferred securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of a trust as a result of the occurrence of a special event, the junior subordinated debt securities will be issued in the form of one or more global certificates registered in the name of the depositary or its nominee. Each global certificate is referred to as a “global security.” Except under certain limited circumstances described in the applicable prospectus supplement, junior subordinated debt securities represented by a global security will not be exchangeable for, and will not otherwise be issuable as, junior subordinated debt securities in definitive form. The global securities may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer or pledge beneficial interests in a global security.

Except as provided below, owners of beneficial interests in a global security will not be entitled to receive physical delivery of junior subordinated debt securities in definitive form and will not be considered the holders, as defined in the applicable junior subordinated indenture, of the global security for any purpose under the applicable junior subordinated indenture. A global security representing junior subordinated debt securities is only exchangeable for another global security of like denomination and tenor to be registered in the name of the depositary or its nominee or to a successor depositary or its nominee. This means that each beneficial owner must rely on the procedures of the depositary, or if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the junior subordinated indenture.

The Depositary

If junior subordinated debt securities are distributed to holders of trust preferred securities in liquidation of such holders’ interests in the applicable trust, DTC will act as securities depositary for the junior subordinated debt securities. As of the date of this prospectus, the description of DTC’s book-entry system and DTC’s practices as they relate to purchases, transfers, notices and payments relating to the trust preferred securities apply in all material respects to any debt obligations represented by one or more global securities held by DTC. We may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as a depositary for the global securities. For a description of DTC and the specific terms of the depositary arrangements, see “Book-Entry Procedures and Settlement.”

None of the Corporation, any trust, any paying agent or any other agent we may appoint nor the indenture trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security for such junior subordinated debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

A global security will be exchangeable for junior subordinated debt securities registered in the names of persons other than the depositary or its nominee only if:

•

the depositary notifies us that it is unwilling or unable to continue as a depositary for such global security or has ceased to be a clearing agency registered under the Exchange Act at a time when the depositary is required to be so registered to act as such depositary and in either case we fail to appoint a successor depositary within 90 days;

•	we, in our sole discretion, determine that such global security shall be so exchangeable; or

•

there shall have occurred and be continuing an indenture event of default and the holders of a majority in principal amount of the outstanding junior subordinated debt securities determine that the global security will be so exchangeable.

Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for junior subordinated debt securities registered in such names as the depositary shall direct. It is expected that such instructions will be based upon directions received by the depositary from its participants relating to ownership of beneficial interests in such global security.

Information Regarding the Indenture Trustee

The indenture trustee is under no obligation to exercise any of the powers vested in it by any junior subordinated indenture at the request of any holder of the junior subordinated debt securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The indenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the indenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

Governing Law

Each junior subordinated indenture will be governed by and construed in accordance with the laws of the State of New York.

Miscellaneous

Unless stated otherwise in the applicable prospectus supplement, each junior subordinated indenture will provide that we will pay all fees and expenses related to:

(1)	the offering of the junior subordinated debt securities and the corresponding trust securities;

(2)	the organization, maintenance and dissolution of each trust;

(3)	the retention of the trustees; and

(4)	the enforcement by the institutional trustee of the rights of the holders of the trust preferred securities.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEES

Set forth below is a summary of the general terms that apply to the trust preferred securities guarantees that we will execute and deliver for the benefit of the holders of trust preferred securities when a trust issues trust preferred securities, unless specified otherwise in the applicable prospectus supplement. Each trust preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act. The guarantee trustee for purposes of the Trust Indenture Act will be named in the applicable prospectus supplement. The guarantee trustee will hold the trust preferred securities guarantee for the benefit of the holders of the trust preferred securities. We have filed the form of the trust preferred securities guarantee as an exhibit to the registration statement of which this prospectus is a part. Each purchaser should read the applicable trust preferred securities guarantee for additional information before purchasing any trust preferred securities.

References to the “junior subordinated debt securities” owned by a trust means the junior subordinated debt securities issued by us and guaranteed by us on a junior subordinated basis, as specified in the applicable prospectus supplement.

General

Under a trust preferred securities guarantee, we will irrevocably and unconditionally agree to pay in full to the holders of the applicable trust preferred securities, except to the extent paid by the applicable trust, as and when due, regardless of any defense, right of set-off or counterclaim which such trust may have or assert, the following payments, which are referred to as “guarantee payments,” without duplication:

(1)	any accrued and unpaid distributions that are required to be paid on such trust preferred securities, to the extent such trust has funds available for distributions;

(2)	the redemption price, plus all accrued and unpaid distributions relating to any trust preferred securities called for redemption by such trust, to the extent such trust has funds available for redemptions; and

(3)	upon a voluntary or involuntary dissolution, winding-up or termination of such trust, other than in connection with the distribution of junior subordinated debt securities to the holders of trust preferred securities, the redemption of all of the outstanding trust preferred securities of such trust, or certain mergers, amalgamations or consolidations, the lesser of:

(a)	the aggregate of the liquidation amount and all accrued and unpaid distributions on such trust preferred securities to the date of payment to the extent such trust has funds available; and

(b)	the amount of assets of such trust remaining for distribution to holders of the trust preferred securities in liquidation of such trust.

The redemption price and liquidation amount will be fixed at the time the trust preferred securities are issued.

We may satisfy our obligation to make a guarantee payment by direct payment of the required amounts to the holders of trust preferred securities or by causing the applicable trust to pay such amounts to such holders.

A trust preferred securities guarantee will not apply to any payment of distributions, except to the extent a trust shall have funds available for such payments and shall have not applied such funds to make required payments. If we do not make interest payments on the junior subordinated debt securities purchased by a trust, such trust will not pay distributions on its trust preferred securities and will not have funds available for such payments and under such circumstances payments of such amounts will not be made under the trust preferred securities guarantee. See “—Status of the Trust Preferred Securities Guarantees” below. Except as otherwise described in the applicable prospectus supplement, the trust preferred securities guarantees do not limit the incurrence or issuance by us of other secured or unsecured debt.

A trust preferred securities guarantee, when taken together with our obligations under the junior subordinated indenture under which the related junior subordinated debt securities are issued and the related declaration of trust, including in each case our obligations to pay costs, expenses, debts and liabilities of the applicable trust, other than those relating to trust securities, will provide a full and unconditional guarantee on a junior subordinated basis of payments due on the related trust preferred securities.

Unless otherwise specified in the applicable prospectus supplement, we will also agree separately to irrevocably and unconditionally guarantee the obligations of each trust with respect to its common securities to the same extent of the trust preferred securities.

Status of the Trust Preferred Securities Guarantees

Each trust preferred securities guarantee will be unsecured and will rank subordinate and junior in right of payment to all of our Senior Indebtedness in the same manner as our junior subordinated debt securities as set forth in the applicable junior subordinated indenture.

Each trust preferred securities guarantee will constitute a guarantee of payment and not of collection, which means that the guaranteed party may sue the guarantor to enforce its rights under such guarantee without suing any other person or entity. Each trust preferred securities guarantee will be held for the benefit of the holders of the related trust securities and will be discharged only by payment of the guarantee payments in full to the extent not paid by the trust or upon the distribution of the corresponding junior subordinated debt securities.

Amendments and Assignment

A trust preferred securities guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding relevant trust preferred securities. No vote will be required, however, for any changes that do not adversely affect the rights of holders of such trust preferred securities in any material respect. All guarantees and agreements contained in a trust preferred securities guarantee will bind our successors, assignees, receivers, trustees and representatives and will be for the benefit of the holders of the applicable trust preferred securities.

Termination of the Trust Preferred Securities Guarantees

Each trust preferred securities guarantee will terminate:

(1)	upon full payment of the redemption price of all related trust preferred securities of the applicable trust;

(2)	upon distribution of the corresponding junior subordinated debt securities to the holders of the related trust securities; or

(3)	upon full payment of the amounts payable in accordance with the applicable declaration of trust upon liquidation of the trust.

A trust preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of related trust preferred securities must repay any sums paid under the related trust preferred securities or the trust preferred securities guarantee.

Events of Default

An event of default under each trust preferred securities guarantee will occur if we fail to make our required payments or perform any of our other obligations under such trust preferred securities guarantee.

The holders of a majority in liquidation amount of the related trust preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to a guarantee trustee in respect of the applicable trust preferred securities guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

Any holder of related trust preferred securities may institute a legal proceeding directly against us to enforce their rights under the applicable trust preferred securities guarantee, without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

We, as guarantor, will be required to file annually with each guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the guarantees.

Information Concerning the Guarantee Trustee

Prior to the occurrence of an event of default relating to a trust preferred securities guarantee, the guarantee trustee is required to perform only the duties that are specifically set forth in the applicable trust preferred securities guarantee. Following the occurrence of an event of default, the guarantee trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Provided that the foregoing requirements have been met, the guarantee trustee is under no obligation to exercise any of the powers vested in it by a trust preferred securities guarantee at the request of any holder of the related trust preferred securities, unless offered indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred thereby.

We and or our affiliates may maintain certain accounts and other banking relationships with the guarantee trustee and its affiliates in the ordinary course of business.

Governing Law

The trust preferred securities guarantees will be governed by and construed in accordance with the laws of the State of New York.

RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE JUNIOR SUBORDINATED DEBT SECURITIES AND THE GUARANTEE

Full and Unconditional Guarantee

Taken together, our obligations under any junior subordinated debt securities, junior subordinated indenture, declaration of trust and guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such a guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of any trust’s obligations under its trust preferred securities. If and to the extent that we do not make payments on the junior subordinated debt securities, a trust will not pay distributions or other amounts due on the trust preferred securities. Each guarantee does not cover payment of distributions when a trust does not have sufficient funds to pay such distributions. In such an event, a holder of trust preferred securities may institute an action directly against us to enforce payment of such distributions to such holder after the respective due dates.

Sufficiency of Payments

As long as payments of interest and other payments are made when due on the junior subordinated debt securities, such payments will be sufficient to cover distributions and other payments due on the trust preferred securities, primarily because:

•	the aggregate principal amount of the junior subordinated debt securities will be equal to the sum of the aggregate stated liquidation amount of the trust preferred securities and common securities;

•

the interest rate and interest and other payment dates on the junior subordinated debt securities will match the distribution rate and distribution and other payment dates for the trust preferred securities;

•	we will pay for all and any costs, expenses and liabilities of the trust except the trust’s obligations to holders of the trust preferred securities under such trust preferred securities; and

•	each declaration of trust will provide that the applicable trust will not engage in any activity that is not consistent with the limited purpose of such trust.

Notwithstanding anything to the contrary in the applicable junior subordinated indenture, we have the right to set-off any payment we are otherwise required to make thereunder with and to the extent we have theretofore made, or are concurrently on the date of such payment making, a payment under the applicable guarantee.

Enforcement Rights of Holders of Trust Preferred Securities

A holder of any trust preferred security may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against the guarantee trustee, the trust or any other person or entity.

A holder may institute a direct action against us to enforce its rights under a declaration of trust only if a declaration default has occurred and is continuing and is attributable to our failure to pay interest or principal on the junior subordinated debt securities on the date such interest or principal is otherwise payable.

A default or event of default under any of our Senior Indebtedness will not constitute an indenture event of default. However, in the event of payment defaults under, or acceleration of, our Senior Indebtedness, the subordination provisions of the junior subordinated indenture provide that no payments may be made in respect of the junior subordinated debt securities until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on the junior subordinated debt securities would constitute an indenture event of default, but under the subordination provisions, no payment on the junior subordinated debt securities could be made by us unless holders of our Senior Indebtedness are paid in full. See “Description of Junior Subordinated Debt Securities—Subordination” above.

Limited Purpose of Trust

The trust preferred securities will evidence a beneficial interest in a trust, and such trust will be created for the sole purpose of issuing the trust preferred securities and common securities and investing the proceeds thereof in the junior subordinated debt securities. A principal difference between the rights of a holder of trust preferred securities and a holder of junior subordinated debt securities will be that a holder of junior subordinated debt securities will be entitled to receive from us the principal amount of and interest accrued on the junior subordinated debt securities, while a holder of trust preferred securities will be entitled to receive distributions from the trust, including any amounts to be received upon redemption of the trust preferred securities, or amounts received from us under the applicable guarantee, if and to the extent a trust has funds available for the payment of such distributions.

Rights Upon Dissolution

Upon any voluntary or involuntary dissolution, winding-up or liquidation of any trust involving the liquidation of the junior subordinated debt securities, the holders of the trust preferred securities of such trust are entitled to receive, out of assets held by the trust after satisfaction of liabilities to creditors of the trust, as provided by applicable law, the liquidation distribution in cash. See “Description of the Trust Preferred Securities—Liquidation Distribution Upon Dissolution.” Upon our voluntary or involuntary liquidation or bankruptcy, the institutional trustee, as holder of the junior subordinated debt securities, would be our junior subordinated creditor, subordinated in right of payment to all Senior Indebtedness, but entitled to receive payment in full of principal and interest before any of our common or preferred stockholders receive payments or distributions. Since we are the guarantor under the guarantee and have agreed to pay for all costs, expenses and liabilities of the trust, other than a trust’s obligations to the holders of the trust preferred securities, the positions of a holder of such trust preferred securities and a holder of such junior subordinated debt securities relative to other creditors and to our stockholders in the event of our liquidation or bankruptcy would be substantially the same.

DESCRIPTION OF PREFERRED STOCK

Our Restated Certificate of Incorporation authorizes our Board of Directors, or the Board, to create and provide for the issuance of one or more series of preferred stock, par value $.01 per share, without the approval of our stockholders. The Board can also determine the terms, including the designations, powers, preferences and rights (including conversion, voting and other rights) and the qualifications, limitations or restrictions, of any preferred stock. Currently, 50,000,000 shares of our capital stock are classified as preferred stock under our Restated Certificate of Incorporation. As of the date of this prospectus, 3,555,199 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A are outstanding. You should refer to the Certificate of Designations for our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, which is incorporated by reference herein, for a description of this series of preferred stock.

General

The following description summarizes the general terms and provisions of our authorized preferred stock. The particular terms of any series of preferred stock we offer will be described in the related prospectus supplement. You should read the particular terms of any series of preferred stock we offer described in the related prospectus supplement, together with the more detailed provisions of our Restated Certificate of Incorporation and the certificate of designation relating to the particular series of preferred stock, for provisions that may be important to you. Our Restated Certificate of Incorporation has been filed as an exhibit to the registration statement of which this prospectus is a part. The certificate of designation relating to the particular series of preferred stock will be filed as an exhibit to a document incorporated by reference in the registration statement. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered. Terms which could be included in a prospectus supplement include:

•	the designation of the preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the price at which the preferred stock will be issued;

•	the dividend rate, or its method of calculation, and the dates on which dividends will be payable;

•	whether the dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends will commence to cumulate;

•	any redemption or sinking fund provisions of the preferred stock;

•	whether we have elected to offer depositary shares, as described below;

•	the terms and conditions, if any, upon which the preferred stock will be convertible into or exchangeable for common stock or other securities; and

•	any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of the preferred stock.

The preferred stock will, when issued, be fully paid and nonassessable and have no preemptive rights. Preferred stock will have the dividend, liquidation, and voting rights described below, unless we indicate otherwise in the applicable prospectus supplement relating to a particular series of preferred stock. You should read the prospectus supplement relating to any series of preferred stock for the series’ specific terms.

Dividend Rights

Holders of preferred stock will receive, when, as and if declared by the Board, dividends at rates and on the dates described in the applicable prospectus supplement. Each dividend will be payable to the holders of record as they appear on our stock record books of the Corporation or, if applicable, the records of the depositary referred to under “Description of Depositary Shares,” on the record dates fixed by the Board or its committee. Dividends on any series of preferred stock may be cumulative or noncumulative. The Corporation’s ability to pay dividends on the preferred stock depends on the ability of COBNA and CONA to pay dividends to the Corporation. The ability of the Corporation, COBNA and CONA to pay dividends in the future is subject to bank regulatory requirements and capital guidelines and policies established by the Federal Reserve Board.

We will not declare or pay or set apart funds for the payment of dividends on any securities which rank equally with the preferred stock unless we have paid or set apart funds for the payment of dividends on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with any equally ranked securities.

Voting Rights

Unless we indicate otherwise in the applicable prospectus supplement relating to a particular series of preferred stock or expressly required by law, the holders of the preferred stock will not have any voting rights.

Rights upon Liquidation

If we liquidate, dissolve or wind up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock will be entitled to receive liquidation distributions. These will be in the amounts set forth in the applicable prospectus supplement, plus accrued and unpaid dividends and, if the series of the preferred stock is cumulative, accrued and unpaid dividends for all prior dividend periods. If we do not pay in full all amounts payable on any series of preferred stock, the holders of the preferred stock will share proportionately with any equally ranked securities in any distribution of our assets. After the holders of any series of preferred stock are paid in full, they will not have any further claim to any of our remaining assets.

Because the Corporation is a holding company, the rights of its stockholders to participate in the assets of any subsidiary, including COBNA and CONA, upon the subsidiary’s liquidation or recapitalization may be subject to the prior claims of the subsidiary’s creditors, except to the extent that the Corporation may itself be a creditor with recognized claims against the subsidiary.

Redemption

A series of preferred stock may be redeemable, in whole or in part, at our option or at the option of the holder of the stock, and may be subject to mandatory redemption pursuant to a sinking fund, under the terms described in any applicable prospectus supplement.

In the event of partial redemptions of preferred stock, the Board or its committee will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method the Board or its committee determines to be equitable.

On and after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock which were called for redemption. In addition, all rights of holders of the preferred shares will terminate except for the right to receive the redemption price.

Conversion and Exchange

The applicable prospectus supplement for any series of preferred stock will state the terms and conditions, if any, on which shares of that series are convertible into or exchangeable for our common stock or other securities, including:

•	the number of shares of common stock or other securities into which the shares of preferred stock are convertible or for which the shares of preferred stock may be exchanged;

•	the conversion price or exchange price or manner of calculation;

•	the conversion period or exchange period;

•	provisions as to whether conversion or exchange will be at the option of the holders of the preferred stock or at our option, if applicable;

•	any events requiring an adjustment of the conversion price or exchange price; and

•	provisions affecting conversion or exchange in the event of the redemption of the series of preferred stock.

DESCRIPTION OF DEPOSITARY SHARES

The following description summarizes the general terms and provisions of depositary shares and depositary receipts. The particular terms of any depositary shares and any depositary receipts we offer will be described in the related prospectus supplement. You should read the particular terms of any depositary shares and depositary receipts we offer described in the related prospectus supplement, together with any deposit agreement relating to a particular series of preferred stock for provisions that may be important to you. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered.

General

We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In that event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock as described in the applicable prospectus supplement. The terms of any depositary shares will be set forth in the applicable prospectus supplement and the provisions of the deposit agreement, which we will file with the SEC.

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and the depositary named in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock as described in the applicable prospectus supplements.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders.

The depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled thereto. If the depositary determines that it is not feasible to make such distribution, it may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Redemption of Preferred Stock

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of such series of preferred stock. The depositary shares will be redeemed by the depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same date the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the depositary by lot or ratably or by any other equitable method as we may decide.

DESCRIPTION OF COMMON STOCK

The Corporation is authorized to issue 1,000,000,000 shares of common stock, par value $.01 per share. As of March 31, 2009, 442,540,141 shares were issued. The common stock is traded on the New York Stock Exchange under the symbol “COF.” All outstanding shares of common stock are and will be fully paid and nonassessable.

The following summary is not complete, and you should refer to the applicable provisions of the Delaware General Corporation Law and our Restated Certificate of Incorporation and Restated Bylaws for additional information. See “Where You Can Find More Information.”

Voting and Other Rights

Each share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. Except as otherwise provided by law, the Restated Certificate of Incorporation or the Restated Bylaws, a majority of the votes cast is required for all actions to be taken by stockholders. Directors in uncontested elections shall be elected by a majority of votes cast; however, in contested elections, a plurality standard shall apply. Stockholders do not have cumulative voting rights in the election of directors, which means that the holders of more than 50% of the shares voting in an election of directors can elect all of the directors. Shares of common stock also do not have any preemptive, subscription, redemption, sinking fund or conversion rights.

Distribution

Common stock dividends are subject to preferences, if any, on any outstanding shares of preferred stock. Dividends must be declared by the Board out of legally available funds. If we liquidate, dissolve or wind up our affairs, common stockholders are entitled to share proportionately in the assets available for distribution to common stockholders.

Anti-Takeover Provisions of the Restated Certificate of Incorporation and Restated Bylaws

Certain provisions in our Restated Certificate of Incorporation and Restated Bylaws could make more difficult or discourage a tender offer, proxy contest or other takeover attempt that is opposed by the Board but which might be favored by the stockholders. The Restated Certificate of Incorporation and Restated Bylaws are filed as exhibits to the registration statement, and certain provisions are summarized below.

Classified Board of Directors. Our Board, other than directors elected by any series of preferred stock, is divided into three classes of directors, with the classes to be as nearly equal in number as possible. The class of directors elected at each annual meeting is elected for a three-year term. Some practical effects of these classification provisions are the following:

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It will take at least two annual meetings of stockholders, instead of one, to elect a majority of the Board. This delay ensures that our directors, if confronted by a stockholder attempting to force a proxy contest, a tender or exchange offer, or an extraordinary corporate transaction, would have sufficient time to review the proposal and any available alternatives before they act in what they believe to be the best interests of the stockholders. However, even if a change in the composition of the Board would be beneficial to us and our stockholders, it will take at least two annual meetings of stockholders to make this change.

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A classified Board may discourage third-party proxy contests, tender offers or attempts to obtain control of the Corporation. This will happen even if an attempt might be beneficial to us and our stockholders. Therefore, there is an increased likelihood that incumbent directors will retain their positions.

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A classified Board discourages accumulations of large blocks of our stock by purchasers whose objective is to take control of the Board. This could reduce the likelihood of fluctuations in the market price of the common stock that might result from accumulations of large blocks of stock. Stockholders therefore might not have opportunities to sell their shares of common stock at the higher market price that an accumulation of stock could create.

Number of Directors; Removal; Filling Vacancies. Generally, our Board must consist of between three and seventeen directors, and vacancies will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum remains in office. Therefore, unless the Restated Bylaws are amended, the Board could prevent any stockholder from enlarging the Board of Directors and filling the new directorships with the stockholder’s own nominees.

Under Delaware law, unless otherwise provided in the certificate of incorporation, directors serving on a classified board may only be removed by the stockholders for cause. Our Restated Certificate of Incorporation and Restated Bylaws provide that, subject to the rights of holders of preferred stock to elect directors under specified circumstances, directors may be removed only for cause and only upon the affirmative vote of holders of at least 80% of the voting power of all of the then-outstanding shares of stock entitled to vote generally in the election of directors.

No Stockholder Action by Written Consent; Special Meetings. Stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent. Under circumstances described in the Restated Bylaws, special meetings of stockholders can be called by the Chairman of the Board or by the Board. Stockholders are not permitted to call a special meeting or to require that the Board call a special meeting. Moreover, any special meeting of stockholders is limited to the business in the notice of the special meeting sent to the stockholders before the meeting.

The provisions prohibiting stockholder action by written consent and prohibiting stockholders from calling a special meeting could delay consideration of a stockholder proposal until our next annual meeting. This would prevent the holders of our stock from unilaterally using the written consent procedure to take stockholder action. Moreover, a stockholder cannot force stockholder consideration of a proposal over the opposition of the Chairman and the Board by calling a special meeting of stockholders.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals. Only people who are nominated by, or at the direction of, the Board, or by a stockholder who has given proper written notice prior to a meeting at which directors are to be elected, will be eligible for election as directors. Business conducted at an annual meeting is limited to the business brought before the meeting by, or at the direction of, the Chairman, the Board or a stockholder who has given proper notice. A stockholder’s notice to us proposing to nominate a person for election as a director must also contain certain information described in the Restated Bylaws. You should refer to our Restated Bylaws for more information, including the process and timing requirements for a stockholder notice.

Some of the effects of the provisions described above and in the Restated Bylaws include:

•	the Board will have a longer period to consider the qualifications of the proposed nominees and, if deemed necessary or desirable, to inform stockholders about the qualifications;

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there will be an orderly procedure for conducting annual meetings of stockholders and informing stockholders, prior to the meetings, of any business proposed to be conducted at the meetings, including any Board recommendations; and

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contests for the election of directors or the consideration of stockholder proposals will be precluded if the procedures are not followed. Third parties may therefore be discouraged from conducting a solicitation of proxies to elect their own slate of directors or to approve their own proposal.

Business Combinations. Certain mergers, share exchanges or sales of our assets with or to interested stockholders, as defined below, must be approved by the affirmative vote of the holders of at least 75% of our voting stock, voting together as a single class, including 75% of our voting stock not owned directly or indirectly by any interested stockholder or any affiliate of any interested stockholder. Our Restated Certificate of Incorporation requires this affirmative vote even if no vote is required, or a lesser percentage is specified, by law or any national securities exchange or otherwise. This affirmative vote is not required in two situations. First, it is not required if the business combination has been approved by a majority of uninterested, continuing directors. Second, it is not required if certain price and procedure requirements designed to ensure that our stockholders receive a “fair price” for their common stock are satisfied. Our Restated Certificate of Incorporation defines an interested stockholder as any person, other than us or any of our subsidiaries, who or which:

•	itself or along with its affiliates beneficially owns, directly or indirectly, more than 5% of the then outstanding voting stock;

•

is an affiliate of us and at any time within the two-year period immediately prior to the date in question itself or along with its affiliates beneficially owned, directly or indirectly, 5% or more of the then-outstanding voting stock; or

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owns any shares of voting stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any interested stockholder, if the transfer of ownership occurred in the course of a non-public transaction or series of non-public transactions.

Liability of Directors; Indemnification. A director generally will not be personally liable for monetary damages to us or our stockholders for breach of fiduciary duty as a director. A director may be held liable, however, for the following:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	paying a dividend or approving a stock repurchase in violation of Delaware law; or

•	any transaction from which the director derived an improper personal benefit.

We indemnify our officers and directors against lawsuits by third parties to the fullest extent of the law. We may agree with any person to provide an indemnification greater than or different from the indemnification provided by the Restated Certificate of Incorporation.

Amendments. The Restated Certificate of Incorporation generally may be amended with a majority vote of the stockholders, but some provisions, including some of the provisions discussed above, can only be amended with an affirmative vote of the holders at least 80% of the then-outstanding voting stock. The Restated Bylaws generally may be amended by the Board or by the stockholders; provided that in the case of amendments by the stockholders the affirmative vote of at least 80% of the then outstanding voting stock is required. These 80% vote requirements prevent a stockholder with only a majority of the common stock from circumventing the requirements of the Restated Bylaws or certain provisions of the Restated Certificate of Incorporation by simply amending or repealing them.

Anti-Takeover Legislation

We are a Delaware corporation and are governed by Section 203 of the Delaware General Corporation Law. This provision generally states that, subject to some exceptions, a corporation cannot engage in any business combination with any “interested stockholder” for three years after the time that the stockholder became an interested stockholder unless the business combination is approved by the board of directors and authorized by the affirmative vote of at least 66-2/3% of the outstanding voting stock of the corporation which is not owned by the interested stockholder. Delaware law defines an interested stockholder to include any person, and its affiliates and associates, that owns 15% or more of the outstanding voting stock of the corporation, or that is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date.

Although stockholders may elect to exclude a corporation from Section 203’s restrictions, our Restated Certificate of Incorporation and Restated Bylaws do not exclude us from Section 203’s restrictions. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with the Board, since Section 203 does not require stockholder approval for a corporation to engage in any business combination with any interested stockholder, if the board of directors prior to the time that such stockholder became an interested stockholder approved either the business combination or the transaction in which the stockholder became an interested stockholder. Business combinations are discussed more fully above.

Dividend Reinvestment Plan

Our dividend reinvestment and stock purchase plan (as amended and supplemented, the “DRIP Program”) provides stockholders with the opportunity to purchase additional shares of our common stock by reinvesting all or a portion of their dividends on shares of common stock. It also provides existing stockholders with the option to make cash investments monthly, subject to a minimum monthly limit of $50 and a maximum monthly limit of $10,000. Optional cash investments in excess of $10,000 may be made only with our express permission, and, in our sole discretion, we may grant a discount for such optional cash investments (from 0% to 5%). We use proceeds from the DRIP Program for general corporate purposes.

Transfer Agent

The transfer agent and registrar for the common stock is Computershare Trust Company, N.A.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including purchase contracts obligating holders to purchase from or sell to us, and us to sell to or purchase from holders, at a future date a number of:

•	our debt securities, preferred stock or common stock;

•	securities of an entity not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the above;

•	currencies; or

•	commodities.

The price of the items specified above may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in such purchase contracts. The purchase contracts may be issued separately or as parts of units, including units consisting of a combination of a purchase contract obligating the holder to purchase shares of common stock or preferred stock and debt securities or debt obligations of third parties, including U.S. Treasury securities, which may secure the holders’ obligations to purchase the common stock or preferred stock under the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we may require.

The applicable prospectus supplement will describe the terms of the purchase contracts offered pursuant to it, including one or more of the following:

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whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, the items specified above, and the nature and amount of each of those items or method of determining those amounts;

•	the amounts payable under the purchase contract or the formula by which such amount will be determined;

•	whether the purchase contracts are to be prepaid or not;

•

whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock, our preferred stock, such securities of an entity not affiliated with us, a basket of such securities, an index or indices of such securities or any combination of the above, such currencies or such commodities;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	United States federal income tax considerations relevant to the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered or global form.

The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to each purchase contract agreement and, if applicable, collateral arrangements relating to such purchase contracts. An investment in purchase contracts may involve special risks, including risks associated with indexed securities or currency related risks if the purchase contract or the related security is linked to an index or is payable in or linked to a non-U.S.-dollar currency.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock, depositary shares or common stock of the Corporation. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date.

Below is a description of certain general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the applicable prospectus supplement. You should read the particular terms of any warrants we offer described in the related prospectus supplement, together with any warrant agreement relating to the particular warrant, for provisions that may be important to you.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•

whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material United States federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation, aggregate principal amount, currency and terms of the debt securities purchasable upon exercise of the warrants, and the price at which such principal amount may be purchased;

•

the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	the designation and terms of the preferred stock or common stock, or of the preferred stock underlying any depositary shares, purchasable upon exercise of the warrants;

•

if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The applicable unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or any time before a specified date.

The applicable prospectus supplement will describe the terms of the units offered pursuant to it, including one or more of the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the terms of any agreements governing the units;

•	U.S. federal income tax considerations relevant to the units; and

•	whether the units will be issued in fully registered or global form.

The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to each unit agreement and, if applicable, collateral arrangements relating to such units.

THE TRUSTS

The following description summarizes the formation, purposes and material terms of each trust. See “Description of the Trust Preferred Securities,” “Description of the Junior Subordinated Debt Securities” and “Description of the Trust Preferred Securities Guarantees” for more information on the following:

•	the trust preferred securities to be issued by each trust;

•	the junior subordinated debt securities to be issued by us to each trust and the applicable junior subordinated indenture under which they will be issued;

•	our guarantees for the benefit of the holders of the trust preferred securities; and

•	the relationship among the trust preferred securities, the corresponding junior subordinated debt securities and the guarantees.

Each trust is a statutory trust created under Delaware law pursuant to:

•	a declaration of trust executed by us, as sponsor of such trust, and the Delaware trustee, the institutional trustee and the administrative trustees of such trust; and

•	a certificate of trust filed with the Delaware Secretary of State.

Each trust may use this prospectus and the applicable prospectus supplement to offer to the public, from time to time, preferred securities representing preferred beneficial interests in the applicable trust, which we call “trust preferred securities.” In addition to trust preferred securities offered to the public, each trust will sell common securities representing common beneficial interests in such trust to us and we call these securities “common securities.” All of the common securities of each trust will be owned by us. The common securities and the trust preferred securities are also referred to together as the “trust securities.”

Before trust securities are issued, the original declaration of trust for the relevant trust will be amended and restated in its entirety substantially in the form filed (or to be filed) with the registration statement of which this prospectus forms a part. The declarations of trust will be qualified as indentures under the Trust Indenture Act of 1939.

Each trust exists for the exclusive purposes of:

•	issuing and selling its trust securities;

•	using the proceeds from the sale of those trust securities to acquire corresponding junior subordinated debt securities from us; and

•	engaging in only those other activities necessary or incidental to these purposes (for example, registering the transfer of the trust securities).

Each trust will own only the applicable series of corresponding junior subordinated debt securities. The payment terms of the corresponding junior subordinated debt securities will be substantially the same as the terms of that trust’s trust preferred securities. The only source of funds for each trust will be the payments it receives from us on the corresponding junior subordinated debt securities. Each trust will use these funds to make any cash payments due to holders of its trust preferred securities.

The common securities of a trust will rank equally, and payments on them will be made pro rata, with the trust preferred securities of that trust, except that upon the occurrence and continuance of an event of default under a declaration of trust of such trust resulting from an event of default under the applicable junior subordinated indenture, our rights, as holder of the common securities, to payment in respect of distributions and payments upon liquidation or redemption will be subordinated to the rights of the holders of the trust preferred securities of that trust. See “Description of the Trust Preferred Securities—Ranking of Common Securities.” We

will acquire common securities in an aggregate liquidation amount greater than or equal to 3% of the total capital of each trust. The prospectus supplement relating to any trust preferred securities will contain the details of the cash distributions to be made periodically.

Under certain circumstances, we may redeem the corresponding junior subordinated debt securities that we sold to a trust. If this happens, such trust will redeem a like amount of the trust preferred securities that it sold to the public and the common securities that it sold to us.

Under certain circumstances, we may dissolve a trust and cause the corresponding junior subordinated debt securities to be distributed to the holders of the related trust preferred securities. If this happens, owners of such trust preferred securities will no longer have any interest in such trust and will own only the corresponding junior subordinated debt securities we issued to the trust.

Unless otherwise specified in the applicable prospectus supplement:

•	each trust’s business and affairs will be conducted by its trustees;

•	the trustees for each trust will be appointed by us as holder of the common securities;

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the trustees for each trust will be The Bank of New York Mellon Trust Company, N.A., as institutional trustee, BNY Mellon Trust of Delaware, as Delaware trustee and the administrative trustees, who will be employees or officers of the Corporation or an affiliate of ours. The Bank of New York Mellon Trust Company, N.A., as institutional trustee, will act as sole indenture trustee under each declaration of trust and will act as trustee under the guarantees for purposes of compliance with the Trust Indenture Act. The Bank of New York Mellon will also act as trustee under the applicable junior subordinated indenture;

•

if an event of default under the declaration of trust for a trust has occurred and is continuing, the holders of a majority in liquidation amount of the related trust preferred securities will be entitled to appoint, remove or replace the institutional trustee and/or the Delaware trustee for such trust;

•	under all circumstances, only the holder of the common securities has the right to vote for, appoint, remove or replace the administrative trustees;

•	the duties and obligations of each trustee are governed by the applicable declaration of trust; and

•

we will pay all fees and expenses related to each trust and the offering of the trust preferred securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each trust.

The principal executive office of each trust is located at 1680 Capital One Drive, McLean, Virginia 22102, and the telephone number for each trust is (703) 720-1000.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

Unless we indicate otherwise in the applicable prospectus supplement for a series of debt securities or trust preferred securities, each series of debt securities or trust preferred securities will be book-entry securities. All book-entry securities of the same issue initially will be represented by one or more fully registered global securities without interest coupons. Each global security will be deposited upon issuance with, or on behalf of, The Depository Trust Company, as depositary (“DTC”), and will be registered in the name of DTC or a nominee of DTC, in each case for credit to an account of a direct or indirect participant in DTC as described below. DTC will thus be the only registered holder of these debt securities or trust preferred securities and will be considered the sole owner of the securities for purposes of the senior or subordinated indenture or the applicable declaration of trust.

Global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global securities may be held through the Euroclear System, or Euroclear, and Clearstream Banking, S.A., or Clearstream, each as indirect participants in DTC. Transfers of beneficial interests in the global securities will be subject to the applicable rules and procedures of DTC and its direct and indirect participants, including, if applicable, those of Euroclear and Clearstream, which may change from time to time. DTC has advised us as follows: it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants deposit with it. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities through electronic computerized book entry transfers and pledges between participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

Direct participants in DTC’s system include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to DTC’s system also is available to others such as both U.S. and non- U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, which we collectively call indirect participants. Persons that are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the participants and the indirect participants. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

DTC has also advised us that, upon the issuance of the global securities evidencing a series of debt securities or trust preferred securities, it will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities evidenced thereby to the designated accounts of participants. Ownership of beneficial interests in the global securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global securities will be shown on, and the transfer of those ownership interests may be effected only through, records maintained by DTC or its nominee (with respect to participants) and the records of participants and indirect participants (with respect to other owners of beneficial interests in the global securities).

Investors in the global securities that are participants may hold their interests therein directly through DTC. Investors in the global securities that are not participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) that are participants in such system. Euroclear and Clearstream will hold interests in the global securities on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries. All interests in a global security, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

The laws of some states require that certain purchasers of securities take physical delivery of those securities in definitive form. These laws may impair the ability of holders to transfer beneficial interests in global securities to certain purchasers. Because DTC can act only on behalf of the participants, which in turn act on behalf of the indirect participants, the ability of a person having beneficial interests in a global security to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

So long as DTC or any successor depositary for a global security, or any nominee, is the registered holder of such global security, DTC or such successor depositary or nominee will be considered the sole owner or holder of the debt securities or trust preferred securities represented by such global security for all purposes under the applicable indenture. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have debt securities or trust preferred securities represented by such global securities registered in their names, will not receive or be entitled to receive physical delivery of debt securities or trust preferred securities in definitive form, and will not be considered the owners or holders thereof for any purpose under the applicable indenture or declaration of trust. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable indenture or declaration of trust. We understand that, under existing industry practices, in the event that we request any action of holders or that an owner of a beneficial interest in the global securities desires to give any consent or take any action under the applicable indenture or declaration of trust, DTC or any successor depositary would authorize the participants holding the relevant beneficial interests to give or take such action or consent, and such participants would authorize beneficial owners owning through such participants to give or take such action or consent or would otherwise act upon the instructions of beneficial owners owning through them.

Unless we indicate otherwise in the applicable prospectus supplement for a series of debt securities or trust preferred securities, payment of principal and interest on such debt securities or of distributions on trust preferred securities that are registered in the name of or held by DTC or any successor depositary or nominee will be payable to DTC or such successor depositary or nominee, as the case may be, in its capacity as registered holder of the global securities representing the debt securities or trust preferred securities. Under the terms of the indenture, DTC and the trustee will treat the persons in whose names the debt securities or trust preferred securities, including the global securities, are registered as the owners of such securities for the purpose of receiving payments and for all other purposes. Consequently, neither we, nor any indenture trustee, nor any agent of us or any such person will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global securities, for maintaining, supervising or reviewing any records relating to such beneficial ownership interests, or for any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

We have been advised by DTC that its current practice, upon receipt of any payment of principal or interest in respect of the global securities, is to credit participants’ accounts with payments on the payment date, unless DTC has reason to believe it will not receive payments on such payment date. Each relevant participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by participants and indirect participants to owners of beneficial interests in the global securities held through such participants and indirect participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants or indirect participants, and will not be the responsibility of us, any indenture trustee, nor any agent of us or of any such person. Neither we nor any such person or agent will be liable for any delay by DTC or by any participant or indirect participant in identifying the beneficial owners of the debt securities or trust preferred securities, and we and any such person or agent may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Crossmarket transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global security in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream. DTC has advised us that it will take any action permitted to be taken by a holder debt securities only at the direction of one or more participants to whose account DTC has credited the interests in the global securities and only in respect of such portion of the aggregate principal amount of the debt securities as to which such participant or participants has or have given such direction.

Except as provided in the applicable prospectus supplement, owners of beneficial interests in a global security will not be entitled to receive physical delivery of the related debt securities or trust preferred securities in certificated form and will not be considered the holders of the related debt securities or trust preferred securities for any purpose under the applicable indenture or declaration of trust, and no global security will be exchangeable, except for another global security of the same denomination and tenor to be registered in the name of DTC or a successor depositary or nominee. Accordingly, each beneficial owner must rely on the procedures of DTC and, if the beneficial owner is not a participant, on the procedures of the participant or indirect participant through which the beneficial owner owns its interest to exercise any rights of a holder under the applicable indenture or declaration of trust. However, if there is an event of default under the debt securities, DTC reserves the right to exchange the global securities for debt securities in certificated form, and to distribute such debt securities to the participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global securities among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither we, nor any indenture trustee, nor any agent of us or of any such person will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The information in this section, including any description of the operations and procedures of DTC, Euroclear and Clearstream, has been provided solely as a matter of convenience. We do not take any responsibility for the accuracy of this information, and this information is not intended to serve as a representation, warranty or contract modification of any kind. The operations and procedures of DTC, Euroclear and Clearstream are solely within the control of such settlement systems and are subject to changes by them. We urge investors to contact such systems or their participants directly to discuss these matters.

CERTAIN LEGAL MATTERS

Gibson, Dunn & Crutcher LLP will pass upon certain legal matters in connection with the securities and Richards, Layton & Finger, P.A. will pass upon certain legal matters in connection with Delaware law. Gibson, Dunn & Crutcher LLP has from time to time acted as counsel for us and our subsidiaries and affiliates and may do so in the future. Morrison & Foerster LLP will pass upon certain legal matters for the underwriters.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

56,000,000 Shares

Common Stock

Prospectus Supplement

May 11, 2009

Barclays Capital